                            ANSON SAVINGS BANK, SSB
                              POST OFFICE BOX 249
                            211 SOUTH GREENE STREET
                        WADESBORO, NORTH CAROLINA 28170
                                (704) 694-2122

                    --------------------------------------


                     NOTICE OF SPECIAL MEETING OF MEMBERS
                          TO BE HELD ON JUNE 15, 1998

                    --------------------------------------


     NOTICE IS HEREBY GIVEN, that a special meeting (the "Special Meeting") of the members of Anson Savings Bank, SSB (the "Bank") will be held at the Bank's headquarters office at 211 South Greene Street, Wadesboro, North Carolina on June 15, 1998 at 10:00 a.m., Eastern Time, to consider and vote upon:

     1. The Plan of Holding Company Conversion (the "Plan of Conversion") pursuant to which, among other things, (i) the Bank will convert from a North Carolina-chartered savings bank organized in mutual form to a North Carolina-chartered savings bank organized in stock form (the "Conversion"), and in connection therewith will adopt an amended Certificate of Incorporation and Bylaws, (ii) the Bank will sell its capital stock to Anson Bancorp, Inc. (the "Company"), a North Carolina corporation, and become the wholly-owned subsidiary of the Company, and (iii) the Company will offer and sell shares of its common stock in a Subscription Offering and, if necessary, in a Community Offering and a Syndicated Community Offering, all as more specifically set forth in the Plan of Conversion; and

     2. Such other business as may relate to the purposes set forth in this Notice of Special Meeting and properly come before the meeting and any adjournment(s) thereof. Management is not aware of any such other business.


     The Board of Directors has fixed the close of April 30, 1998 as the record date for the determination of members entitled to notice of and to vote at the Special Meeting and at any adjournment(s) thereof. Members of the Bank of record as of the close of business on that date who cease to be members prior to the date of the Special Meeting will not be entitled to vote at the Special Meeting. Approval of the Plan of Conversion requires the affirmative vote, cast in person or by proxy, of a majority of the total outstanding votes entitled to be cast by voting members at the Special Meeting. A copy of the Plan of Conversion is attached to this Summary Proxy Statement as Attachment I.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              VEDA H. EDWARDS
                              Secretary


Wadesboro, North Carolina
May 18, 1998

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD(S) IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. THIS WILL ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING AND MAY AVOID THE COST OF ADDITIONAL COMMUNICATIONS. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR WRITTEN PROXY BY DELIVERING A WRITTEN INSTRUMENT TO SUCH EFFECT TO THE SECRETARY OF THE BANK AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING OR BY DELIVERING TO THE SECRETARY OF THE BANK PRIOR TO THE SPECIAL MEETING A DULY EXECUTED PROXY BEARING A LATER DATE. PROPERLY COMPLETED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED THEREON, OR IF NO INSTRUCTIONS ARE INDICATED, FOR APPROVAL OF THE PLAN OF CONVERSION.
           ---

     YOUR PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE BANK. THE BANK BOARD OF DIRECTORS RECOMMENDS THAT VOTING MEMBERS VOTE FOR APPROVAL OF THE PLAN OF CONVERSION. FAILURE TO VOTE IN PERSON OR BY PROXY WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PLAN OF CONVERSION. VOTING IN FAVOR OF THE PLAN OF
          -------
CONVERSION WILL NOT OBLIGATE ANY PERSON TO PURCHASE COMMON STOCK, AND VOTING AGAINST THE PLAN OF CONVERSION OR A FAILURE TO VOTE WILL NOT PRECLUDE ANY SUCH PURCHASE.

     THE ENCLOSED PROXY IS SOLICITED FOR THIS SPECIAL MEETING ONLY, AND ANY ADJOURNMENT(S) THEREOF, AND WILL NOT BE USED FOR ANY OTHER MEETING. NO PREVIOUSLY PROVIDED GENERAL PROXIES WILL BE VOTED AT THE SPECIAL MEETING FOR APPROVAL OF THE PLAN OF CONVERSION.

                            ANSON SAVINGS BANK, SSB

                     ------------------------------------

                                 SUMMARY PROXY
                                   STATEMENT

                     ------------------------------------


             SPECIAL MEETING OF MEMBERS TO BE HELD ON JUNE 15, 1998


                         PURPOSE OF THE SPECIAL MEETING


     This Summary Proxy Statement (the "Proxy Statement") is being furnished to you in connection with the solicitation by the Board of Directors of Anson Savings Bank, SSB (the "Bank") of proxies to be voted at a special meeting of members (the "Special Meeting") to be held at the Bank's headquarters office at 211 South Greene Street, Wadesboro, North Carolina on June 15, 1998 at 10:00 a.m., Eastern Time.

     The Special Meeting will be held for the purpose of considering and voting upon the proposed Plan of Holding Company Conversion approved by the Board of Directors of the Bank on December 11, 1997 (the "Plan of Conversion"), which provides for the adoption by the Bank of an amended Certificate of Incorporation and Bylaws. If the Plan of Conversion is approved by a majority of the total votes eligible to be cast and if certain other conditions are satisfied, the Bank will convert from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank, and the Bank will become the wholly-owned subsidiary of Anson Bancorp, Inc. (the "Company"), a North Carolina corporation formed by the Bank to own all of the stock of the Bank issued pursuant to the Plan of Conversion (the "Conversion"). The proposed Plan of Conversion, including the proposed forms of the Bank's amended Certificate of Incorporation and Bylaws, is attached to this Proxy Statement as Attachment I. For a description of the Conversion, see "THE CONVERSION."


     This Proxy Statement is dated May 18, 1998, and is first being mailed to members of the Bank, together with the Prospectus dated May 18, 1998 (the "Prospectus"), on or about May 18, 1998.

     The following information is not complete and is qualified in its entirety by the Plan of Conversion, which is attached to this Proxy Statement, the information contained in this Proxy Statement and the information and financial statements and accompanying notes contained in the Prospectus which accompanies this Proxy Statement.

ANSON BANCORP, INC.

     The Company is a North Carolina corporation recently organized by the Board of Directors of the Bank to acquire all of the capital stock that the Bank will issue upon its Conversion from the mutual to stock form of ownership. The Company has not as yet engaged in any business. Upon completion of the Conversion, its business will initially consist solely of owning the Bank and investing the proceeds of the Conversion that are retained by the Company. The Company has received the approval of the Administrator, Savings Institutions Division, North Carolina Department of Commerce (the "Administrator"), and the Board of Governors of the Federal Reserve System (the "Federal Reserve") to acquire the Bank.

     The executive office of the Company is located at 211 South Greene Street, Wadesboro, North Carolina, and its telephone number is (704) 694-2122.

ANSON SAVINGS BANK, SSB


     The Bank is a community and customer oriented North Carolina chartered mutual savings bank that has been in operation since December 4, 1889 with one office located in Wadesboro, North Carolina. The Bank has been a member of the Federal Home Loan Bank ("FHLB") system since 1939 and its deposits have been federally insured since 1959. The Bank emphasizes residential mortgage lending, primarily originating one-to-four-family mortgage loans in its primary market area, Anson County, North Carolina. To a lesser extent, the Bank also makes nonresidential real estate loans, construction loans and loans secured by deposit accounts. The Bank is a portfolio lender, meaning that it does not originate loans for sale in the secondary market. At December 31, 1997, the Bank had total assets of $20.7 million, deposits of $16.7 million, and equity of $3.9 million.




             INFORMATION RELATING TO VOTING AT THE SPECIAL MEETING


     The Board of Directors of the Bank has fixed the close of business on April 30, 1998 (the "Voting Record Date") as the record date for determining the members entitled to notice of and to vote at the Special Meeting. The Bank's depositors (including beneficial owners of Individual Retirement Account ("IRA") accounts) and borrowers are members of the Bank entitled to vote under its current Certificate of Incorporation and Bylaws.

     At the Special Meeting, each deposit account holder entitled to vote may cast one vote for each $100 or fraction thereof of the aggregate withdrawal value of any deposit account in the Bank as of the

Voting Record Date. Each borrower member entitled to vote may cast one vote as a borrower in addition to the number of votes to which such member may be entitled as an owner of a deposit account. No member, however, may cast more than 1,000 votes. A deposit account or loan creates a single membership for voting purposes, even though more than one person has an interest in such deposit account or is obligated on such loan.

     Beneficial owners of IRA accounts at the Bank will be considered voting members entitled to vote on the Plan of Conversion. The legal owners of other fiduciary accounts, rather than the beneficial owners, will be treated as the member entitled to cast the votes for such account, unless the trust agreement or any other agreement relating to the fiduciary's authority provides otherwise.

     Twenty-five members present in person or by proxy at the Special Meeting will constitute a quorum for the transaction of business. The affirmative vote of at least a majority of the total outstanding votes of the Bank's' members eligible to be cast at the Special Meeting is required for approval of the Plan of Conversion. As of the Voting Record Date, the Bank's records disclose that there were 161,680 votes entitled to be cast at the Special Meeting, of which 80,841 votes would represent a majority.

     Members may vote at the Special Meeting in person or by proxy. Each proxy solicited hereby, if properly executed, duly returned by the date of the Special Meeting, and not revoked prior to or at the Special Meeting, will be voted at the Special Meeting in accordance with the member's instructions indicated thereon. IF NO VOTING INSTRUCTIONS ARE INDICATED ON THE PROXY CARD, THE PROXY WILL BE VOTED FOR THE PLAN OF CONVERSION. If any other matters are properly
              ---
presented before the Special Meeting, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxyholders named therein. Management of the Bank is not aware of any other business to be presented at the Special Meeting.

     Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Bank before or at the Special Meeting either a written revocation of the proxy or by delivering to the Secretary of the Bank prior to the Special Meeting a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Proxies are being solicited only for use at the Special Meeting and any and all adjournments thereof and will not be used for any other meeting. No previously provided general proxies will be voted at the Special Meeting for approval of the Plan of Conversion.

     The Board of Directors' solicitation of proxies for the Special Meeting is being made by means of this Proxy Statement. It may be followed by further letters and personal calls to members by employees or agents of the Bank. All costs of this proxy solicitation will be paid by the Bank.

     The directors and executive officers of the Bank were entitled to cast 3,186 votes as of the Voting Record Date for the Special Meeting.


                          RECOMMENDATION OF MANAGEMENT

     THE BOARD OF DIRECTORS OF THE BANK RECOMMENDS THAT YOU VOTE FOR THE PLAN OF
                                                                 ---
CONVERSION.

     FAILURE TO VOTE IN FAVOR OF THE PLAN OF CONVERSION, IN PERSON OR BY PROXY, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PLAN OF CONVERSION. VOTING IN
                                    -------
FAVOR OF THE PLAN OF

CONVERSION WILL NOT OBLIGATE ANY PERSON TO SUBSCRIBE FOR THE PURCHASE OF ANY STOCK, AND VOTING AGAINST THE PLAN OR FAILING TO VOTE WILL NOT PRECLUDE ANY SUCH PURCHASE.


     THE DIRECTORS AND CERTAIN OFFICERS OF THE BANK HAVE A PERSONAL INTEREST IN THE APPROVAL OF THE CONVERSION TO THE EXTENT THAT THEY WILL RECEIVE CERTAIN BENEFITS AS A RESULT OF THE CONVERSION. SEE "BENEFITS TO DIRECTORS AND EMPLOYEES" IN THIS PROXY STATEMENT AND "MANAGEMENT OF THE BANK" IN THE PROSPECTUS.


     THE BOARD OF DIRECTORS OF THE BANK HAS ADOPTED AND THE ADMINISTRATOR HAS APPROVED COMPLETION OF THE TRANSACTIONS DESCRIBED IN THE PLAN OF CONVERSION SUBJECT TO APPROVAL BY THE MEMBERS OF THE BANK AND TO SATISFACTION OF CERTAIN OTHER CONDITIONS. APPROVAL BY THE ADMINISTRATOR DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION BY THE
ADMINISTRATOR.


                                 THE CONVERSION

GENERAL

     The Bank was organized and has operated as a traditional savings and loan association. It recognizes that the banking and financial services industries are in the process of fundamental changes, reflecting changes in the local, national and international economies, technological changes and changes in state and federal laws. As a result, for several years the Bank has been studying the environment in which it operates and its strategic options.

     As a result of its study of its strategic options, the Bank adopted the Plan. The Bank believes that converting the bank from the mutual to stock form and organizing the Company will provide increased flexibility for the Bank and the Company to react to changes in their operating environment, regardless of the strategies ultimately chosen.


     The existing management of the Bank and the Company believes that at this time it is in the best interests of the Bank, the Company and the stockholders of the Company for the Company to remain an independent financial institution. Assuming the consummation of the Conversion, the Company and the Bank intend to pursue the business strategy described in this Prospectus with the goal of enhancing shareholder value over the long term. Neither the Company nor the Bank has any existing plan to consider any business combination, and neither company has any agreement or understanding with respect to any possible business combination.


     The Board of Director's adoption of the Plan is subject to approval by the members of the Bank and receipt of required regulatory approvals. Pursuant to the Plan, the Bank will be converted from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank and will become a wholly-owned subsidiary of the Company. The Company will issue the Common Stock to be sold in the Conversion and will use that portion of the net proceeds thereof which it does not retain to purchase the capital stock of the Bank. By letter dated May 12, 1998, the Administrator approved the Plan, subject to approval by the members of the Bank and satisfaction of certain other conditions. The Special Meeting will be held on June 15, 1998 for the purpose of considering approval of the Plan.


     Consummation of the Conversion is contingent also upon receipt of the approvals of the Federal Reserve and the Administrator for the Company to acquire the Bank. Those approvals have been received. The Conversion cannot be consummated until the expiration of the Bank Merger Act of 1956 waiting period which began to run upon approval by the Federal Reserve of the Company's application and expires May 28, 1998. Finally, consummation of the Conversion is contingent upon receipt from the FDIC of a final non-objection letter with respect to the transaction. The FDIC has issued a conditional notification that it does not intend to object to the Conversion.

     The following is a summary of all material provisions of the Plan. It is qualified in its entirety by the provisions of the Plan, which contains a more detailed description of the terms of the Conversion. The Plan is attached as Attachment I to the Bank's Proxy Statement for the Special Meeting which has been delivered to all members of the Bank. The Plan can also be obtained by written request from the Bank. See "ADDITIONAL INFORMATION" in the Prospectus.


PURPOSES OF CONVERSION

     The Bank, as a mutual savings bank, now has no stockholders and no authority to issue capital stock. By converting to the stock form of organization, the Bank will be structured in the form used by most commercial banks, other business entities and a substantial number of savings institutions. Conversion to a North Carolina-chartered capital stock savings bank and the formation of a Company offers a number of advantages which may be important to the future and performance of the Bank, including (i) a larger capital base for the Bank's operations, (ii) an enhanced future access to capital markets and
(iii) an opportunity for depositors of the Bank to become stockholders of the Company.


     After completion of the Conversion, the unissued common and preferred stock authorized by the Company's Articles of Incorporation will permit the Company, subject to market conditions, to raise additional equity capital through further sales of securities. Following the Conversion, the Company will also be able to use stock-related incentive programs to attract, retain and provide incentives for qualified directors and executive and other personnel of the Company and the Bank. See "Benefits to Directors and Employees" in this Proxy Statement and "MANAGEMENT OF THE BANK -- Proposed Management Recognition Plan" and "-- Proposed Option Plan" in the Prospectus.

     Formation of the Company will provide greater flexibility than the Bank would otherwise have to expand and diversify its business activities through existing or newly formed subsidiaries, or through acquisitions of, or mergers with, both mutual and stock institutions, as well as other companies. However, there are no current plans, arrangements, understandings or agreements regarding any such business combinations.

EFFECTS OF CONVERSION

     GENERAL. Each person with a deposit account in the Bank has pro rata rights, based upon the balance in his or her account, in the net worth of the Bank upon liquidation. However, this right is tied to the depositor's account and has no tangible market value separate from such deposit account. Further, the Bank's depositors can realize value with respect to their interests only in the unlikely event that the Bank is liquidated and has a positive net worth. In such an event, the depositors of record at that time, as owners, would share pro rata in any residual surplus after other claims, including those with respect to the deposit accounts of depositors, are paid.


     Upon the Bank's Conversion to stock form, its Certificate of Incorporation will be amended to authorize the issuance of permanent nonwithdrawable capital stock to represent the ownership of the Bank, including its net worth. THE CAPITAL STOCK WILL BE SEPARATE AND APART FROM DEPOSIT ACCOUNTS AND WILL NOT BE INSURED BY THE FDIC, ANY OTHER GOVERNMENTAL ENTITY, the Company or the Bank. Certificates will be issued to evidence ownership of the capital stock. All of the outstanding capital stock of the Bank will be acquired by the Company, which in turn will issue its Common Stock to purchasers in the Conversion. The stock certificates issued by the Company will be transferable and, therefore, subject to applicable law, the stock could be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold at the Bank.

     If all conditions for consummation of the Conversion are not satisfied, no Common Stock will be issued, the Bank will continue to operate as a North Carolina-chartered mutual savings bank, all subscription funds will be promptly returned with interest at the Bank's passbook savings rate, and all deposit withdrawal authorizations (and holds placed on such accounts) will be canceled. In such an event, the Company would not acquire control of the Bank.

     VOTING RIGHTS. Under the Bank's current Certificate of Incorporation and Bylaws, deposit account holders and borrowers have voting rights with respect to certain matters relating to the Bank, including the election of directors.
After the Conversion, (i) neither deposit account holders nor borrowers will have voting rights with respect to the Bank and will therefore not be able to elect directors of the Bank or control its affairs; (ii) voting rights with respect to the Bank will be vested in the Company as the sole stockholder of the Bank; and (iii) voting rights with respect to the Company will be vested in the Company's stockholders. Each purchaser of Common Stock will be entitled to vote on any matters to be considered by the Company's stockholders. For a description of the voting rights of the holders of Common Stock, see "DESCRIPTION OF CAPITAL STOCK" in the Prospectus.

     DEPOSIT ACCOUNTS AND LOANS. The account balances, interest rates and other terms of deposit accounts at the Bank and the existing deposit insurance coverage of such accounts will not be affected by the Conversion (except to the extent that a depositor directs the Bank to withdraw funds to pay for his or her Common Stock). Furthermore, the Conversion will not affect any loan account, the balances, interest rates, maturities or other terms of these accounts, or the obligations of borrowers under their individual contractual arrangements with the Bank.

     CONTINUITY. The Bank will continue without interruption, during and after completion of the Conversion, to provide its services to depositors and borrowers pursuant to existing policies and will maintain its office operated by the existing management and employees of the Bank.

     LIQUIDATION RIGHTS. In the unlikely event of a complete liquidation of the Bank, either before or after Conversion, account holders would have claims for the amount of their deposit accounts, including accrued interest, and would receive the protection of deposit insurance up to applicable limits. In addition to deposit insurance coverage, depositor liquidation rights before and after Conversion would be as follows:

     Liquidation Rights Prior to the Conversion. Prior to the Conversion, in the event of a complete liquidation of the Bank, each holder of a deposit account in the Bank would receive such holder's pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts, including accrued interest). Such holder's pro rata share of such remaining assets, if any, would be in the same proportion of such assets as the value of such holder's deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation.


     Liquidation Rights After the Conversion. As required by North Carolina conversion regulations, the Plan provides that, upon completion of the Conversion, a memorandum account called a "Liquidation Account" will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. The amount of the Liquidation Account will be equal to the net worth of the Bank as of the date of its latest statement of financial condition contained in the final prospectus relating to the sale of shares of Common Stock in the Conversion. Under applicable regulations, the Bank will not be permitted to pay dividends on, or repurchase any of, its capital stock if its net worth would thereby be reduced below the aggregate amount then required for the Liquidation Account. See "DIVIDEND POLICY" in this Proxy Statement and SUPERVISION AND REGULATION -- Regulation of the Bank --Restrictions on Dividends and Other Capital Distributions" in the Prospectus. After the Conversion, Eligible Account Holders and Supplemental Eligible Account Holders will be entitled, in the event of a complete liquidation of the Bank, to receive liquidating distributions of any assets remaining after payment of all creditors' claims (including the claims of all depositors to the withdrawal values of their deposit accounts, including accrued interest), before any distributions are made on the Bank's capital stock, equal to their proportionate interests at that time in the Liquidation Account.

     Each Eligible Account Holder and Supplemental Eligible Account Holder will have an initial interest ("subaccount balance") in the Liquidation Account for each deposit account held as of September 30, 1996 (the Eligibility Record Date) or as of March 31, 1998 (the Supplemental Eligibility Record Date), respectively. Each initial subaccount balance will be the amount determined by multiplying the total opening balance in the Liquidation Account by the Qualifying Deposit (a deposit of at least $50 as of the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable) of such deposit account divided by the total of all Qualifying Deposits on that date. If the amount in the deposit account on any subsequent annual closing date of the Bank is less than the balance in such deposit account on any other annual closing date or the balance in such an account on the Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, this interest in the Liquidation Account will be reduced by an amount proportionate to any such reduction, and will not thereafter be increased despite any subsequent increase in the related deposit account. An Eligible Account Holder's or Supplemental Eligible Account Holder's interest in the Liquidation Account will cease to exist if the deposit account is closed. The Liquidation Account will never increase and will be correspondingly reduced as the interests in the Liquidation Account are reduced or cease to exist. In the event of a liquidation, any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Company, as sole stockholder of the Bank.

     A merger, consolidation, sale of bulk assets or similar combination or transaction with another FDIC-insured depository institution, whether or not the Bank is the surviving institution, would not be viewed as a complete liquidation for purposes of distribution of the Liquidation Account. In any such transaction, the Liquidation Account would be assumed by the surviving institution to the full extent authorized by regulations of the Administrator as then in effect.

OFFERING OF COMMON STOCK

     As part of the Conversion, the Company is making the Subscription Offering of Common Stock in the priorities and to the persons described below under "-- Subscription Offering." In addition, any shares which remain unsubscribed for in the Subscription Offering will be offered in the Community Offering to members of the general public, with priority being given to natural persons and trusts of natural persons residing or located in the Local Community, including IRAs, Keogh accounts and similar retirement accounts established for the benefit of natural persons who are residents of the Local Community. See "-- Community Offering." If necessary, all shares of Common Stock not purchased in the Subscription Offering and Community Offering, if any, may be offered for sale to the general public through a syndicate of registered broker-dealers as selected dealers to be managed by Trident Securities. See "-- Syndicated Community Offering." The Plan requires that the aggregate dollar amount of the Common Stock sold equal not less than the minimum nor more than the maximum of the Estimated Valuation Range which is established in connection with the Conversion; provided, however, with the consent of the Administrator and the FDIC the aggregate dollar amount of the Common Stock sold may be increased to as much as 15% above the maximum of the Estimated Valuation Range, without a resolicitation of subscribers or any right to cancel subscriptions, in order to reflect changes in market and financial conditions following commencement of the Subscription Offering. See "-- Purchase Price of Common Stock and Number of Shares Offered." If the Syndicated Community Offering is not feasible or successful and Common Stock having an aggregate value of at least the minimum of the Estimated Valuation Range is not subscribed for in the Subscription and Community Offering, the Company will consult with the Administrator to determine an appropriate alternative method of selling all shares of Common Stock offered in the Conversion and not subscribed for in the Offering. The same per share price ($10.00) will be paid by purchasers in the Subscription, Community and Syndicated Community Offering.


     The Subscription Offering will expire at the Expiration Time, which is 12:00 noon, Eastern Time, on June 9, 1998, unless, with the approval of the Administrator, the offering period is extended by the Company and the Bank. The Community Offering, if any, may begin at any time after the Subscription Offering begins and will terminate at the Expiration Time or at any time thereafter, but not later than July 24, 1998, unless extended with the approval of the Administrator. The Syndicated Community Offering, if any, or other sale of all shares not subscribed for in the Subscription and Community Offering, will be made as soon as practicable following the Expiration Time. The sale of the Common Stock must, under the North Carolina conversion regulations, be completed within 45 days after the Expiration Time unless such period is extended with the approval of the Administrator. In the event such an extension is approved, subscribers would be resolicited and would be given the opportunity to increase (subject to maximum purchase limitations), decrease (subject to minimum purchase limitations) or rescind their subscriptions. If a subscriber fails to respond to the resolicitation by the end of the resolicitation period, the subscription of such subscriber will be canceled, funds submitted with the subscription will be refunded promptly with interest at the Bank's passbook savings rate, and holds on accounts from which withdrawals were designated will be released. Any such solicitation will be by means of an amended prospectus filed with the SEC. In such event, substantial additional printing, legal and accounting expenses may be incurred in completing the Conversion.

     The commencement and completion of any required Community or Syndicated Community Offering will be subject to market conditions and other factors beyond the Company's control. Accordingly, no assurance can be given that any required Community or Syndicated Community Offering or other sale of Common Stock will be commenced at any particular time or as to the length of time that will be required to complete the sale of all shares of Common Stock offered, and significant changes may occur in the estimated pro forma market value of the Common Stock, together with corresponding changes in the offering price, the number of shares being offered, and the net proceeds realized from the sale of the Common Stock. The Plan requires that the Conversion be completed within 24 months after the date of approval of the Plan by the Bank's members.

SUBSCRIPTION OFFERING

     In accordance with North Carolina conversion regulations, non-transferable Subscription Rights have been granted under the Plan to the following persons in the following order of priority: (i) the Bank's Eligible Account Holders, who are depositors as of September 30, 1996 who had aggregate deposits at the close of business on such date of at least $50.00 ("Qualifying Deposits"); (ii) the Bank's Supplemental Eligible Account Holders, who are depositors as of March 31, 1998 who had Qualifying Deposits on such date; (iii) the Bank's Other Members, who are depositor and borrower members as of April 30, 1998, the voting record date for the Special Meeting, who are not Eligible Account Holders or Supplemental Eligible Account Holders; and (iv) directors, officers and employees of the Bank who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members, in the priorities and subject to the limitations described herein. All subscriptions received will be subject to the availability of Common Stock after satisfaction of subscriptions of all persons having prior rights in the Subscription Offering, and to the maximum purchase limitations and other terms and conditions set forth in the Plan and described below.

     IN ORDER TO ENSURE PROPER IDENTIFICATION OF SUBSCRIPTION RIGHTS, IT IS THE RESPONSIBILITY OF SUBSCRIBERS IN THE SUBSCRIPTION OFFERING TO PROVIDE CORRECT ACCOUNT VERIFICATION INFORMATION ON THE ORDER FORMS.

     ELIGIBLE ACCOUNT HOLDERS. Each Eligible Account Holder has been granted, without payment therefor, non-transferable Subscription Rights to purchase Common Stock up to the maximum purchase limitation described in "--Minimum and Maximum Purchase Limitations." If Eligible Account Holders subscribe for more shares of Common Stock than are available for purchase, the shares offered will first be allocated among the subscribing Eligible Account Holders so as to enable each subscribing Eligible Account Holder to the extent possible, to purchase the number of shares necessary to make his or her total allocation of Common Stock equal to the lesser of 100 shares of Common Stock or the number of shares subscribed for by such Eligible Account Holder. Any shares remaining after such allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that each such Eligible Account Holder's Qualifying Deposits bears to the total of the Qualifying Deposits of all such Eligible Account Holders.

     SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. To the extent that shares remain available for purchase after satisfaction of subscriptions of Eligible Account Holders, each Supplemental Eligible Account Holder has been granted, without payment therefor, non-transferable Subscription Rights to purchase Common Stock up to the maximum purchase limitation described in "-- Minimum and Maximum Purchase Limitations." If Supplemental Eligible Account Holders subscribe for more shares of Common Stock than are available for purchase, the shares offered will first be allocated among the subscribing Supplemental Eligible Account Holders so as to enable each subscribing Supplemental Eligible Account Holder to the extent possible, to purchase the number of shares necessary to make his or her total allocation of Common Stock equal to the lesser of 100 shares of Common Stock or the number of shares subscribed for by such Supplemental Eligible Account Holder. Any shares remaining after such allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that each such Supplemental Eligible Account Holder's Qualifying Deposits bears to the total of the Qualifying Deposits of all such Supplemental Eligible Account Holders.


     OTHER MEMBERS. To the extent that shares remain available for purchase after satisfaction of subscriptions of Eligible Account Holders and Supplemental Eligible Account Holders, members of the Bank as of April 30, 1998 (the voting record date for the Special Meeting), other than Eligible Account Holders and Supplemental Eligible Account Holders (Other Members) have each been granted, without payment therefor, non-transferable Subscription Rights to purchase Common Stock up to the maximum purchase limitation described in "-- Minimum and Maximum Purchase Limitations." If Other Members subscribe for more shares of Common Stock than remain available for purchase by Other Members, shares will be allocated among the subscribing Other Members in the proportion that the number of votes eligible to be cast by each Other Member bears to the total number of votes eligible to be cast at the Special Meeting by all Other Members whose subscriptions remain unsatisfied.


     EMPLOYEES, OFFICERS, AND DIRECTORS. To the extent that shares remain available for purchase after satisfaction of subscriptions of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, the Bank's employees, officers and directors who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members have each been granted, without payment therefor, non-transferable Subscription Rights to purchase Common Stock up to the maximum purchase limitation described in "-- Minimum and Maximum Purchase Limitations", so long as the aggregate of such purchases does not exceed 25% of the shares of Common Stock issued in the Conversion. If more shares are subscribed for by such employees, officers and directors than are available for purchase by them, the available shares will be allocated among subscribing employees, officers and directors pro rata on the basis of the amount of their respective subscriptions.


COMMUNITY OFFERING


     Any shares of Common Stock which remain unsubscribed for in the Subscription Offering may be offered by the Company to members of the general public in the Community Offering, which may commence at any time after commencement of the Subscription Offering, with priority given to natural persons and trusts of natural persons residing or located in Anson County in North Carolina (the Local Community), including IRA accounts, Keogh accounts and similar retirement accounts established for the benefit of natural persons who are residents of, the Local Community. The Community Offering may terminate at the Expiration Time or at any time thereafter, but no later than July 24, 1998, unless further extended with the consent of the Administrator. THE OPPORTUNITY TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE COMMUNITY OFFERING IS SUBJECT TO THE RIGHT OF THE BANK AND THE COMPANY, IN THEIR SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUCH ORDERS, IN WHOLE OR IN PART, EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE TERMINATION OF THE COMMUNITY OFFERING. In the event the Bank and the Company reject any such orders after receipt, subscribers will be promptly notified and all funds submitted with subscriptions will be returned with interest at the Bank's passbook savings rate.

     In the event that subscriptions by subscribers in the Community Offering whose orders would otherwise be accepted exceed the shares available for purchase in the Community Offering, then subscriptions of natural persons and trusts of natural persons residing in the Local Community, including IRAs, Keogh accounts and similar retirement accounts established for the benefit of natural persons who are residents of the Local Community ("First Priority Community Subscribers") will be filled in full up to applicable purchase limitations (to the extent such subscriptions are not rejected by the Bank and the Company) prior to any allocation to other subscribers in the Community Offering.

     In the event of an oversubscription by First Priority Community Subscribers whose orders would otherwise be accepted, shares of Common Stock will be allocated first to each First Priority Community Subscriber whose order is accepted in full or in part by the Bank and the Company in the entire amount of such order up to a number of shares no greater than 7,500 shares, which number shall be determined by the Board of Directors of the Bank prior to the time the Conversion is consummated with the intent to provide for a wide distribution of shares among such subscribers. Any shares remaining after such allocation will be allocated to each First Priority Community Subscriber whose order is accepted in full or in part on an equal number of shares basis until all orders are filled. Such allocation shall also be applied to subscriptions by other subscribers in the Community Offering, in the event shares are available for such subscribers but there is an oversubscription by them.

     IN ORDER TO ENSURE PROPER ALLOCATION OF SHARES IN THE EVENT OF AN OVERSUBSCRIPTION, IT IS THE RESPONSIBILITY OF SUBSCRIBERS IN THE COMMUNITY OFFERING TO PROVIDE CORRECT ADDRESSES OF RESIDENCE ON THE ORDER FORMS.

SYNDICATED COMMUNITY OFFERING

     The Plan provides that, if necessary, all shares of Common Stock not purchased in the Subscription and Community Offering, if any, may be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers as selected dealers ("Selected Dealers") to be formed and managed by Trident Securities acting as agent of the Company in the sale of the Common Stock. THE COMPANY AND THE BANK HAVE THE RIGHT TO REJECT ORDERS, IN WHOLE OR IN PART, IN THEIR SOLE DISCRETION IN THE SYNDICATED COMMUNITY OFFERING. Neither Trident Securities nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering; however, Trident Securities has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering. Common Stock sold in the Syndicated Community Offering will be sold at the purchase price of $10.00 per share which is the same price as all other shares being offered in the Conversion.

     It is estimated that the Selected Dealers will receive a negotiated commission based on the amount of Common Stock sold by the Selected Dealer, payable by the Company. During the Syndicated Community Offering, Selected Dealers may only solicit indications of interest from their customers to place orders with the Company as of a certain date (the "Order Date") for the purchase of shares of Common Stock. When and if Trident Securities and the Company believe that enough indications and orders have been received in the Offering to consummate the Conversion, Trident Securities will request, as of the Order Date, Selected Dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected Dealers will send confirmations of the orders to such customers on the next business day after the Order Date. Selected Dealers will debit the accounts of their customers on a date which will be three business days from the Order Date ("Debit Date"). Customers who authorize Selected Dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Debit Date. On the next business day following the Debit Date, Selected Dealers will remit funds to the account that the Company established for each Selected Dealer. After payment has been received by the Company from Selected Dealers, funds will earn interest at the Bank's passbook savings rate until the consummation of the Conversion. In the event the Conversion is not consummated as described above, funds with interest will be returned promptly to the Selected Dealers, who, in turn, will promptly credit their customers' brokerage accounts.


     The Syndicated Community Offering may close at any time after the Expiration Time at the discretion of the Bank and the Company, but in no case later than July 24, 1998.

FRACTIONAL SHARES

     In making allocations in the event of oversubscriptions, all computations will be rounded down to the nearest whole share; no fractional shares will be issued. Excess and other amounts sent by subscribers which are not used to satisfy subscriptions will be refunded with interest at the Bank's passbook savings rate, and amounts designated for withdrawal from deposit accounts will be released.

PURCHASE PRICE OF COMMON STOCK AND NUMBER OF SHARES OFFERED

     The purchase price of shares of Common Stock sold in the Offering will be $10.00 per share. The purchase price was determined by the Boards of Directors of the Company and the Bank in consultation with the Bank's financial advisor and sales agent, Trident Securities. The North Carolina regulations governing conversions of North Carolina-chartered mutual savings banks to stock form require that the aggregate purchase price of the shares of Common Stock of the Company sold in connection with the Conversion be equal to not less than the minimum, nor more than the maximum, of the Estimated Valuation Range which is established by an independent appraisal in the Conversion and is described below; provided, however, that with the consent of the Administrator and the FDIC the aggregate purchase price of the Common Stock sold may be increased to up to 15% above the maximum of the Estimated Valuation Range, without a resolicitation of subscribers or any right to cancel, rescind or change subscription orders, to reflect changes in market and financial conditions following commencement of the Subscription Offering.

     FDIC rules with respect to appraisals require that the independent appraisal must include a complete and detailed description of the elements of the appraisal report, justification for the methodology employed and sufficient support for the conclusions reached. The appraisal report must include a full discussion of each peer group member and documented analytical evidence supporting variances from peer group statistics. The appraisal report must also include a complete analysis of the converting institution's pro forma earnings, which should include the institution's full potential once it fully deploys the capital from the Conversion pursuant to its business plan.

     The Bank has retained Ferguson, an independent appraisal firm experienced in the valuation and appraisal of savings institutions and their holding companies, to prepare an appraisal of the pro forma market value of the Bank and the Company and to assist the Bank in preparing a business plan. For its services in determining such valuation and assisting with the business plan, Ferguson will receive an aggregate fee of $25,000 and will be reimbursed for its out-of-pocket expenses.


     Ferguson has informed the Bank that its appraisal has been made in reliance upon the information contained in the Prospectus, including the financial statements of the Bank. Ferguson has further informed the Bank that it also considered the following factors, among others, in making the appraisal: (i) the present and projected operating results and financial condition of the Company and the Bank; (ii) the economic and demographic conditions in the Bank's existing market area; (iii) certain historical, financial and other information relating to the Bank; (iv) the proposed dividend policy of the Company; (v) a comparative evaluation of the operating and financial statistics of the Bank with those of other savings institutions; (vi) the aggregate size of the offering of the Common Stock; and (vii) the trading market for the securities of institutions Ferguson believes to be comparable in relevant respects to the Company and the Bank and general conditions in the markets for such securities. In addition, Ferguson has advised the Bank that it has considered the effect of the Conversion on the net worth and earnings potential of the Company and the Bank.

     On the basis of its consideration of the above factors, Ferguson has advised the Bank that, in its opinion, at February 27, 1998, the Estimated Valuation Range of the Bank and the Company was from a minimum of $5,610,000 to a maximum of $7,590,000, with a midpoint of $6,600,000. Based upon such valuation and a purchase price for shares offered in the Conversion of $10.00 per share, the number of shares to be offered ranges from a minimum of 561,000 shares to a maximum of 759,000 shares, with a midpoint of 660,000 shares.

     The Board of Directors of the Bank has reviewed the methodology and assumptions used by Ferguson in preparing the appraisal and has determined that the Estimated Valuation Range, as well as the methodology and assumptions used, were reasonable and appropriate.

     Upon completion of the Offering, Ferguson will confirm or update its valuation of the estimated aggregate pro forma market value of the Bank and the Company. Based on the confirmed or updated appraisal, a determination will be made of the total number of shares of Common Stock which shall be offered and sold in the Conversion.

     With the consent of the Administrator and the FDIC, the aggregate price of the shares sold in the Conversion may be increased by up to 15% above the maximum of the Estimated Valuation Range, or to $8,728,500 (872,850 shares), without a resolicitation of subscribers and without any right to cancel, rescind or change subscription orders, to reflect changes in market and financial conditions following commencement of the Subscription Offering.

     No sale of shares of Common Stock may be consummated unless, after the expiration of the offering period, Ferguson confirms to the Bank, the Company, the Administrator and the FDIC, that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, would cause Ferguson to conclude that the aggregate purchase price of the Common Stock sold in the Conversion is incompatible with its estimate of the aggregate pro forma market value of the Bank and the Company as of February 27, 1998 (the date of Ferguson's initial conversion) and at the conclusion of the Offering. If the aggregate pro forma market value of the Bank and the Company as of such date is within the Estimated Valuation Range (or, with the consent of the Administrator and FDIC, not more than 15% above the maximum of the Estimated Valuation Range), then such pro forma market value will determine the number of shares of Common Stock to be sold in the Conversion. If there has occurred a change in the aggregate pro forma market value of the Bank and the Company so that the aggregate pro forma market value is below the minimum of the Estimated Valuation Range or more than 15% above the maximum of the Estimated Valuation Range, a resolicitation of subscribers may be made based upon a new Estimated Valuation Range, the Plan may be terminated or such other actions as the Administrator and the FDIC may permit may be taken.

     In the event of a resolicitation, subscribers would be given a specified time period within which to respond to the resolicitation. If a subscriber fails to respond to the resolicitation by the end of such period, the subscription of such subscriber will be canceled, funds submitted with the subscription will be refunded promptly with interest at the Bank's passbook savings rate, and holds on accounts from which withdrawals were designated will be released. Any such resolicitation will be by means of an amended prospectus filed with the SEC. A resolicitation may delay completion of the Conversion.
If the Plan is terminated, all funds will be returned promptly with interest at the Bank's passbook savings rate from the date payment was deemed received, and holds on funds authorized for withdrawal from deposit accounts will be released. See "-- Exercise of Subscription Rights and Purchases in the Community Offering."

     THE VALUATION BY FERGUSON IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING COMMON STOCK. FERGUSON DID NOT INDEPENDENTLY VERIFY THE FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY THE BANK, NOR DID FERGUSON VALUE INDEPENDENTLY THE ASSETS OR LIABILITIES OF THE BANK. THE VALUATION CONSIDERS THE BANK AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF THE BANK OR THE COMPANY. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING SUCH SHARES IN THE CONVERSION WILL THEREAFTER BE ABLE TO SELL SHARES AT PRICES IN THE RANGE OF THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF.

     A copy of the complete appraisal by Ferguson is on file and available for inspection at the office of the Savings Institutions Division of the North Carolina Department of Commerce, Tower Building,

Suite 301, 1110 Navaho Drive, Raleigh, North Carolina 27609. A copy is also available for inspection at the Stock Information Center, 211 South Greene Street, Wadesboro, North Carolina 28170. A copy of the appraisal has also been filed as an exhibit to the Registration Statement filed with the SEC with respect to the Common Stock offered hereby. See "ADDITIONAL INFORMATION" in the Prospectus.

EXERCISE OF SUBSCRIPTION RIGHTS AND PURCHASES IN COMMUNITY OFFERING


     In order for Subscription Rights to be effectively exercised in the Subscription Offering and in order to purchase in the Subscription Offering, the original signed Order Forms (including an original signed form of certification) and the required payment for the aggregate dollar amount of Common Stock desired or appropriate instructions authorizing withdrawal from one or more the Bank deposit accounts (other than negotiable order of withdrawal accounts or other demand deposit accounts), must be received by the Bank by the Expiration Time, which is 12:00 noon, Eastern Time, on June 9, 1998. Subscription Rights (i) for which the Bank does not receive original signed Order Forms by the Expiration Time (unless such time is extended), or (ii) for which Order Forms are executed defectively or are not accompanied by full payment (or appropriate withdrawal instructions) for subscribed shares, will expire whether or not the Bank has been able to locate the persons entitled to such rights. In order to purchase in the Community Offering, the Order Forms, accompanied by the required payment for the aggregate dollar amount of Common Stock desired or appropriate instructions authorizing withdrawal from one or more of the Bank's deposit accounts (other than negotiable order of withdrawal accounts or other demand deposit accounts), must be received by the Bank prior to the time the Community Offering terminates, which could be at any time at or subsequent to the Expiration Time. No orders will be accepted from persons who do not have Subscription Rights in the Subscription Offering unless a Community Offering is commenced.

     In the event that an Order Form is not delivered and is returned to the Bank by the United States Postal Service (or the Bank is unable to locate the addressee), is not received or is received after the Expiration Time, is defectively completed or executed, or is not accompanied by full payment for the shares subscribed for (including instances where a savings account or certificate balance from which withdrawal is authorized is insufficient to fund the amount of such required payment), the subscription rights for the person to whom such rights have been granted will lapse as though that person failed to return the completed Order Form within the time period specified. The Bank may, but will not be required to, waive any irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Bank specify. The waiver of an irregularity on an order form in no way obligates the Bank to waive any other irregularity on that, or any irregularity on any other Order Form. Waivers will be considered on a case-by-case basis. Photocopies of Order Forms, including copies sent by facsimile, payments from private third parties, payments made by wire transfer or electronic transfers of funds will not be accepted. The Bank's interpretation of the terms and conditions of the Plan and of the acceptability of the Order Forms will be final. The Bank has the right to investigate any irregularity on any Order Form.

     EXECUTED ORDER FORMS ONCE RECEIVED BY THE BANK, MAY NOT BE MODIFIED, AMENDED OR RESCINDED WITHOUT THE CONSENT OF THE BANK. The Bank has the right to extend the subscription period subject to applicable regulations, unless otherwise ordered by the Administrator, or to waive or permit correction of incomplete or improperly executed Order Forms, but does not represent that it will do so.

     The amount to be remitted with the Order Forms shall be the aggregate dollar amount that a subscriber or purchaser desires to invest in the Subscription and Community

Offering. Complete payment must accompany all completed Order Forms submitted in the Subscription and Community Offering in order for subscriptions to be valid. See "-- Purchase Price of Common Stock and Number of Shares Offered."

     Payment for shares will be permitted to be made by any of the following means: (i) in cash, if delivered in person to either office of the Bank; (ii) by check, bank draft, negotiable order of withdrawal or money order, provided that the foregoing will only be accepted subject to collection and payment; or (iii) by appropriate authorization of withdrawal from any deposit account in the Bank (other than a negotiable order of withdrawal account or other demand deposit account). Order Forms directing that payment for shares be made by authorization of withdrawal will be accepted only if, at the time the Order Forms are received, there exists sufficient funds in the account from which withdrawal is authorized to pay the full purchase price for the number of shares ordered. IN ORDER TO ENSURE PROPER IDENTIFICATION OF SUBSCRIPTION RIGHTS AND PROPER ALLOCATIONS IN THE EVENT OF AN OVERSUBSCRIPTION, IT IS THE RESPONSIBILITY OF SUBSCRIBERS TO PROVIDE CORRECT ACCOUNT VERIFICATION INFORMATION ON THE ORDER FORMS. ORDER FORMS SUBMITTED BY UNAUTHORIZED PURCHASERS OR IN AMOUNTS EXCEEDING PURCHASE LIMITATIONS WILL NOT BE HONORED.

     For purposes of determining the withdrawal balance of deposit accounts from which withdrawals have been authorized, such withdrawals will be deemed to have been made upon receipt of appropriate authorization therefor, but interest will be paid by the Bank on the amount deemed to have been withdrawn at the contractual rate of interest paid on such accounts until the date on which the Conversion is completed or terminated.

     Interest will be paid by the Bank on payments for Common Stock made in cash or by check, bank draft, negotiable order of withdrawal or money order at the Bank's passbook savings rate. Such interest shall be paid from the date the order is accepted for processing and payment in good funds is received by the Bank until consummation or termination of the Conversion. The Bank shall be entitled to invest all amounts paid on subscriptions for Common Stock for its own account until completion or termination of the Conversion. The Bank may not knowingly lend funds or otherwise extend credit to any person to purchase Common Stock. After amounts submitted for payment are applied to the purchase price for shares sold, they will no longer earn interest, and they will not be insured by the FDIC or any other government agency or other entity.

     The Order Forms contain appropriate means by which authorization of withdrawals from deposit accounts may be made to pay for subscribed shares.
Once such a withdrawal has been authorized, none of the designated withdrawal amount may be withdrawn (except by the Bank as payment for Common Stock) until the Conversion is completed or terminated. Savings accounts will be permitted to be established for the purpose of making payment for subscribed shares of Common Stock. Funds authorized for withdrawal will continue to earn interest at the applicable contract interest rate until completion or termination of the Conversion or, in the case of an order submitted in the Community Offering, until it is determined that such order cannot or will not be accepted. Notwithstanding any regulatory provision regarding penalties for early withdrawal from certificate accounts, payment for subscribed shares of Common Stock will be permitted through authorization of withdrawals from such accounts without the assessment of such penalties. However, if after such withdrawal the applicable minimum balance requirement ceases to be satisfied, such certificate account will be canceled and the remaining balance thereof will earn interest at the Bank's passbook savings rate.

     Upon completion or termination of the Conversion, the Bank will return to subscribers all amounts paid with subscriptions which are not applied to the purchase price for shares, plus interest at its passbook savings rate from the date good funds are received until the consummation or termination of the Conversion, and the Bank will release deposit account withdrawal orders given in connection with the subscriptions to the extent funds are not withdrawn and applied toward the purchase of shares.

DELIVERY OF STOCK CERTIFICATES

     Certificates representing Common Stock issued in the Conversion will be mailed by the Company's transfer agent to persons entitled thereto at the address of such persons appearing on the Order Forms as soon as practicable following consummation of the Conversion. Any certificates returned as undeliverable will be held by the Company until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for Common Stock are available and delivered to subscribers, subscribers may not be able to sell the shares of Common Stock for which they have subscribed, even though trading of the Common Stock may have commenced. Shares sold prior to receipt of a stock certificate are the responsibility of the purchaser. Allocations of Common Stock will be deemed final only upon stockholder receipt of the certificate representing the Common Stock.

PERSONS IN NON-QUALIFIED OR FOREIGN JURISDICTIONS

     The Company will make reasonable efforts to comply with the securities laws of all states of the United States in which Eligible Account Holders, Supplemental Eligible Account Holders, or Other Members entitled to subscribe for shares of Common Stock reside. However, no shares of Common Stock or Subscription Rights under the Plan will be offered or sold in a foreign country, or in a state in the United States (i) where a small number of persons otherwise eligible to subscribe for shares under the Plan reside or (ii) if the Company determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that the Company, the Bank or any employee or representative thereof register as a broker, dealer, agent or salesperson or register or otherwise qualify the Subscription Rights or Common Stock for sale in such state. No payments will be made in lieu of the granting of Subscription Rights to persons residing in such jurisdictions.

MARKETING ARRANGEMENTS

     The Bank has retained Trident Securities to consult with and advise the Bank and the Company and to assist the Company, on a best-efforts basis, in the marketing of shares in the Offering. Trident Securities is a broker-dealer registered with the SEC and a member of the NASD. Trident Securities is headquartered in Raleigh, North Carolina, and its telephone number is (919) 781-8900. Trident Securities will assist the Bank and the Company in the Conversion as follows: (i) it will act as marketing advisor with respect to the Subscription Offering and will assist the Company on a best-efforts basis in the marketing of the Common Stock in the Community Offering and Syndicated Community Offering; (ii) members of its staff will conduct training sessions to educate directors, officers and employees of the Bank regarding the Conversion process; and (iii) it will provide assistance in the establishment and supervision of the Stock Information Center, including training staff to record and tabulate orders for the purchase of Common Stock and to respond to customer inquiries.

     For rendering its services, the Bank has agreed to pay Trident Securities a commission equal to 2.5% of the aggregate dollar amount of Common Stock sold in the Subscription and Community Offering, excluding shares purchased by directors, executive officers and their "associates" (as defined in the Plan). The Bank has also agreed to pay to Selected Dealers, if any, negotiated commissions.

     The Bank has agreed to reimburse Trident Securities for its reasonable out-of-pocket expenses, including but not limited to travel, communications, legal fees and postage, and to indemnify Trident Securities against certain claims or liabilities, including certain liabilities under the Securities Act. Trident has agreed that the Bank is not required to pay its legal fees to the extent they exceed $27,500 or its other out of pocket expenses to the extent they exceed $10,000. Total fees and commissions to Trident Securities are expected to be between $126,855 and $204,788 at the minimum and 15% above the maximum, respectively, of the Estimated Valuation Range. See "PRO FORMA DATA" in the Prospectus for the assumptions used to determine these estimates.

     Sales of Common Stock will be made primarily through registered representatives affiliated with Trident Securities or by the broker-dealers managed by Trident Securities. In addition, subject to applicable law, executive officers of the Company and the Bank may participate in the solicitation of offers to purchase Common Stock. Other employees of the Bank may participate in the Offering in clerical capacities, providing administrative support in effecting sales transactions and answering questions of a mechanical nature relating to the proper execution of the Order Forms. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. A Stock Information Center will be established in the Bank's office, in an area separate from the Bank's banking operations. Employees will inform prospective purchasers that their questions should be directed to the Stock Information Center and will provide such persons with the telephone number of the Stock Information Center. Stock orders will be accepted at the Bank's office and will be promptly forwarded to the Stock Information Center for processing. Sales of Common Stock by registered representatives will be made from the Stock Information Center.
In addition, the Bank may hire one or more temporary clerical persons to assist in typing, opening mail, answering the phone, and with other clerical duties.
An employee of the Bank will also be present at the Stock Information Center to process funds and answer questions regarding payment for stock, including verification of account numbers in the case of payment by withdrawal authorization and similar matters. Subject to applicable state law, the Company will rely on Rule 3a4-1 under the Exchange Act, and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers and current full and part-time the Bank employees to participate in the sale of Common Stock. No officer, director or employee of the Company or the Bank will be compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

     The engagement of Trident Securities and the work performed by Trident Securities pursuant to its engagement should not be construed by purchasers of Common Stock as constituting an endorsement or recommendation relating to such investment or a verification of the accuracy or completeness of information contained in this Prospectus.

MINIMUM AND MAXIMUM PURCHASE LIMITATIONS

     Each person subscribing for Common Stock in the Conversion must subscribe for at least fifty shares of the Common Stock to be offered in the Conversion. In addition, the maximum number of shares of Common Stock which may be purchased in the Conversion by (i) any person or entity, (ii) persons or entities exercising Subscription Rights through a single account or (iii) group of persons or entities otherwise acting in concert, is 10,000 shares. In addition, no person or entity, or group of persons or entities acting in concert, together with any associate (as defined in the Plan), may subscribe for more than 15,000 shares of Common Stock sold in the Conversion. The Board of Directors of the Bank may in its absolute discretion (i) reduce the above-described 10,000 and 15,000 share maximum purchase limitations to an amount not less than 1% of the number of shares offered and sold in the Conversion or

(ii) increase such 10,000 and 15,000 share maximum purchase limitations to an amount of up to 5% of the shares of Common Stock offered and sold. Any reduction or increase in the maximum purchase limitation by the Bank's Board of Directors may occur at any time prior to consummation of the Conversion, either before or after the Special Meeting on June 15, 1998. In the event the 10,000 or 15,000 share maximum purchase limitation is increased, any subscriber or group of subscribers in the Subscription, Community or Syndicated Community Offering who has subscribed for the maximum amount which is increased, and certain other large subscribers in the discretion of the Company, shall be given the opportunity to increase their subscriptions up to the then applicable maximum purchase limitation.

     The Plan further provides that for purposes of the foregoing limitations the term "associate" is used to indicate any of the following relationships with a person:

     (i) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Bank, the Company or any subsidiary of the Bank or of the Company;

     (ii) any corporation or organization (other than the Bank, the Company or a majority-owned subsidiary of the Bank or the Company) of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security; and

     (iii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity, except for any tax-qualified employee stock benefit plan or any charitable trust which is exempt from federal taxation pursuant to Section 501(c)(3) of the Code.




     For purposes of the foregoing limitations, persons will be deemed to be "acting in concert" if they are (i) knowingly participating in a joint activity or interdependent conscious parallel action towards a common goal (whether or not pursuant to an express agreement), with respect to the purchase, ownership, voting or sale of Common Stock or (ii) engaged in a combination or pooling of voting or other interests in the securities of the Company for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The Company and the Bank will presume that certain persons are acting in concert based upon, among other things, joint account relationships, accounts with the same address registration and the fact that such persons have filed joint Schedules 13D with the SEC with respect to other companies.


     For purposes of the foregoing limitations, directors and officers of the Bank or the Company shall not be deemed to be associates or a group of persons acting in concert solely as a result of their serving in such capacities. However, FDIC rules prohibit the directors and officers of the Bank and their associates from purchasing, in the aggregate, 35% or more of the Common Stock to be sold in the Conversion.


APPROVAL, INTERPRETATION, AMENDMENT AND TERMINATION

     Under the Plan, the Administrator's approval thereof, and applicable North Carolina conversion regulations, consummation of the Conversion is subject to satisfaction of certain conditions, including the following: (i) approval of the Plan by the affirmative vote of a majority of the votes eligible to be cast by members of the Bank at the Special Meeting; (ii) sale of shares of Common Stock for an aggregate purchase price equal to not less than the minimum or more than the maximum of the Estimated Valuation Range unless the aggregate purchase price is increased to as much as 15% above the maximum with the consent of the Administrator and FDIC, and (iii) receipt by the Company and the Bank of favorable opinions of counsel or other tax advisor as to the federal and state tax consequences of the Conversion. See "-- Income Tax Consequences." Consummation of the Conversion is also subject to receipt by the Bank from the FDIC of a letter of non-objection.

     If all conditions for consummation of the Conversion are not satisfied, no Common Stock will be issued, the Bank will continue to operate as a North Carolina-chartered mutual savings bank, all subscription funds will be promptly returned with interest at the Bank's passbook savings rate, and all deposit withdrawal authorizations (and holds placed on such accounts) will be canceled. In such an event, the Company would not acquire control of the Bank.


     All interpretations by the Bank and the Company of the Plan and of the Order Forms and related materials for the Subscription and Community Offering will be final, subject to the authority of the FDIC and the Administrator. The Bank and the Company may reject Order Forms that are not properly completed. However, the Company and the Bank retain the right, but will not be required, to waive irregularities in submitted Order Forms or to require the submission of corrected Order Forms or the remittance of full payment for all shares subscribed for by such dates as they may specify. In addition, the Plan may be substantively amended by a two-thirds vote of the Bank's Board of Directors at any time prior to the Special Meeting, and at any time thereafter by a two-thirds vote of the Bank's Board of Directors with the concurrence of the Administrator and the FDIC. If the Bank determines upon the advice of counsel and after consultation with the Administrator that any such amendment is material, subscribers would be given the opportunity to increase, decrease or cancel their subscriptions. Also, as required by the regulations of the Administrator, the Plan provides that the transactions contemplated thereby may be terminated by a two-thirds vote of the Bank's Board of Directors at any time prior to the Special Meeting and may be terminated by a two-thirds vote of the Bank's Board of Directors at any time thereafter but prior to the completion of the Conversion with the concurrence of the Administrator, notwithstanding approval of the Plan by the Members at the Special Meeting.


     In the event that mandatory new regulations pertaining to conversions are adopted by the Administrator or FDIC prior to the completion of the Conversion, the Plan will be amended as provided above to conform to the new mandatory regulations without a re-solicitation of proxies or another Special Meeting. In the event that new conversion regulations adopted by the Administrator or FDIC prior to completion of the Conversion contain optional provisions, the Plan may be amended as provided above to utilize such optional provisions without a re-solicitation of proxies or another Special Meeting.

CERTAIN RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS; FALSE OR MISLEADING ORDER FORMS

     THE SUBSCRIPTION RIGHTS GRANTED UNDER THE PLAN ARE NON-TRANSFERABLE. SUBSCRIPTION RIGHTS MAY BE EXERCISED ONLY BY THE PERSON TO WHOM THEY ARE ISSUED AND ONLY FOR HIS OR HER OWN ACCOUNT. Persons exercising Subscription Rights are required to certify that they are purchasing shares for their own accounts within the purchase limitations set forth in the Plan and that they have no agreement or understanding for the sale or transfer of such shares.

     The Bank reserves the right to make an independent investigation of any facts or circumstances brought to its attention that indicate or tend to indicate that one or more persons acting independently or as a group acting in concert may be attempting to violate or circumvent the regulatory prohibition on transferability of Subscription Rights. The nature and extent of such investigation will be at the Bank's sole discretion and the Bank may require a holder of Subscription Rights to provide certified affidavits and other documentation to satisfy the Bank that its Plan and North Carolina and federal conversion regulations regarding nontransferability are not being subverted by actions of holders of Subscription Rights. In extreme cases the Bank reserves the right to seek legal advice from the General Counsel for the Administrator as to compliance with all regulations governing the Conversion, including the nontransferability of Subscription Rights.

     The Plan provides that, if the Bank's Board of Directors determines that a subscriber (i) has submitted a false or misleading information on his or her Order Forms or otherwise in connection with the attempted purchase of shares,
(ii) has attempted to purchase shares of Common Stock in violation of provisions of the Plan or (iii) fails to cooperate with attempts by the Bank or the Company or their employees or agents to verify information with respect to purchase rights, the Board of Directors may reject the order of such subscriber.

INCOME TAX CONSEQUENCES

     The Bank has received an opinion from its special counsel, Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., of Greensboro, North Carolina, to the effect that for federal income tax purposes: (i) the Conversion will constitute a tax free reorganization with respect to the Bank and no gain or loss will be recognized by the Bank either in its mutual or stock form; (ii) no gain or loss will be recognized by the Bank upon the purchase of the Bank's stock by the Company or upon the sale by the Company of its Common Stock; (iii) no gain or loss will be recognized by the Bank's depositors with respect to their deposit accounts at the Bank as a consequence of the Conversion; (iv) the tax basis of depositors' deposit accounts at the Bank will not be changed as a result of the Conversion; (v) assuming the Subscription Rights have no value, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders, Other Members, or directors, officers and employees of the Bank upon either the issuance to them of the Subscription Rights or the exercise or lapse thereof; (vi) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of interests in the Liquidation Account; (vii) assuming the Subscription Rights have no value, the tax basis for Common Stock purchased in the Conversion will be the amount paid therefor; and (viii) the tax basis of interests in the Liquidation Account will be zero. The Bank has been further advised by its special counsel, Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., that the tax effects of the Conversion under North Carolina tax laws will be consistent with the federal income tax consequences.

     Several of the foregoing legal opinions are premised on the assumption that the Subscription Rights will have no value. The Bank has been advised by Ferguson that, in its opinion, the Subscription Rights will not have any ascertainable value, based on the fact that such rights are acquired by the recipients without cost, are non-transferable, are of short duration and afford the recipients the right only to purchase Common Stock at a price equal to its estimated fair market value as of the date such rights are issued, which will be the same price paid by all purchasers in the Conversion. The opinion of Ferguson is not binding on the IRS and if the Subscription Rights were ultimately determined to have ascertainable value, recipients of Subscription Rights would have to include in gross income an amount equal to the value of the Subscription Rights received by them. The basis of the Common Stock purchased pursuant to Subscription Rights would be increased by the amount of income realized with respect to the receipt or exercise of the Subscription Rights. Moreover, recipients of Subscription Rights could then have to report the transaction to the IRS. Each Eligible Account Holder, Supplemental Eligible Account Holder, Other Member or other recipient of Subscription Rights is encouraged to consult with his, her or its own tax advisor as to the tax consequences in the event the Subscription Rights are deemed to have ascertainable value.

     No legal opinion has been or will be received with respect to any tax consequences of the Conversion not specifically described above, including the tax consequences to Eligible Account Holders, Supplemental Eligible Account Holders, Other Members, other recipients of Subscription Rights or purchasers of Common Stock under the laws of any other state, local or foreign taxing jurisdiction to which they may be subject. Special counsel expresses no opinion regarding the value of the Subscription Rights.


              STOCK PURCHASES BY DIRECTORS AND EXECUTIVE OFFICERS

     Directors, officers and employees of the Bank will be entitled to subscribe for shares of Common Stock in the Subscription Offering in their capacities as such and to the extent they qualify as Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Shares purchased by such persons will be purchased at the same price per share--$10.00--that will be paid by other purchasers in the Offering. They may also purchase Common Stock in the Community Offering or in the Syndicated Community Offering, if any, subject to the maximum purchase limitations applicable to all purchasers of shares in the Conversion.

     The following table sets forth for the named executive officer and each of the directors of the Bank who intends to purchase Common Stock, and for all executive officers and directors as a group (including in each case, except as otherwise noted, all associates of such persons) the aggregate dollar amount of Common Stock for which such director or executive officer has informed the Bank he intends to subscribe. The amounts reflected in the table are estimates only and the actual shares of Common Stock actually subscribed for by the listed individuals may differ from the amounts reflected in the table. The following table assumes that sufficient shares will be available to satisfy the subscriptions of the Bank's executive officers and directors.

                                                                              ANTICIPATED
                                                         ANTICIPATED             NUMBER
                                                           AMOUNT              OF SHARES       AS A PERCENT
                                                         TO BE PAID              TO BE           OF SHARES
NAME                                                     FOR SHARES          PURCHASED/(1)/     ISSUED/(2)/
----                                                    -------------        --------------    -------------
Preston A. Burns, Chairman                              $     100,000                10,000            1.52%
John J. Crawford, Director                                    100,000                10,000            1.52%
W. Kenneth Huntley, Director                                   50,000                 5,000            0.76%
Emmett S. Patterson, Director                                  10,000                 1,000            0.15%
John R. Potter, Director                                       25,000                 2,500            0.38%
H. Patrick Taylor, Jr., Director                              150,000/(3)/           15,000            2.27%
Eugene M. Ward, Director, President and Chief                 100,000                10,000            1.52%
 Executive Officer
Other Executive Officers /(2)/                                  2,000                   200            0.03%
All executive officers and directors as a group (9      $     537,000                53,700            8.14%
 persons)                                               -------------                ------            ----


_____________________

(1) Grants under the proposed MRP and shares subject to option under the Option Plan, if approved by the stockholders of the Company at a meeting of stockholders following the Conversion, are not aggregated with shares of Common Stock purchased by the executive officers and directors listed above. Under the proposed MRP, if approved by the stockholders of the Company, a number of shares equal to 4% of the shares issued in the Conversion are expected to be issued to directors and certain employees of the Bank. Such shares could be purchased in the open market at any time following approval of the MRP by the Company's stockholders or could be issued out of authorized but unissued shares. Recipients of shares under the MRP will have voting control over such shares regardless of whether such shares have vested. See "MANAGEMENT OF THE BANK -- Proposed Management Recognition Plan" in the Prospectus.

(2) Based upon the issuance of 660,000 shares of Common Stock which is the number of shares to be issued at the midpoint of the Estimated Valuation Range. The same individuals would subscribe for 9.57% of the shares issued based upon the issuance of 561,000 shares of Common Stock which is the number of shares to be issued at the minimum of the Estimated Valuation Range.

(3) This amount includes 50,000 shares which Mr. Taylor anticipates will be purchased by his affiliate, as allowed under the Plan of Conversion.

     Without the prior written consent of the Administrator, shares of Common Stock purchased by directors or executive officers of the Bank in the Conversion cannot be sold during a period of one year following the Conversion, except upon death of the director or executive officer. Such restriction also applies to any shares issued to such person as a stock dividend, stock split or otherwise with respect to any of such originally restricted stock.

     In addition, the North Carolina conversion regulations provide that directors and executive officers and their associates are prohibited from purchasing outstanding shares of Common Stock for a period of three years following the Conversion, except from or through a broker or dealer registered with the SEC or Secretary of State of North Carolina, unless the prior written approval of the Administrator is obtained. This provision does not apply to negotiated transactions involving more than 1% of the Company's outstanding Common Stock or to purchases of stock made by or held by one or more tax-qualified or non-tax-qualified employee stock benefit plans of the Bank or the Company which may be attributable to individual executive officers or directors. Purchases and sales of Common Stock by officers and directors will also be subject to the short-swing trading prohibitions contained in Section 16(b) of the Exchange Act, and the short-swing trading and other rules promulgated pursuant to the Exchange Act.


                      BENEFITS TO DIRECTORS AND EMPLOYEES

     In connection with the Conversion, certain benefits will be provided to directors, officers and employees of the Bank.


     Employment Agreement. In connection with the Conversion, the Bank expects to enter into an employment agreement with Eugene M. Ward, President and Chief Executive Officer. The employment agreement provides for an initial annual salary of $69,000. See "MANAGEMENT OF THE BANK --Employment Agreement" in the Prospectus. Mr. Ward, along with all other employees, is also eligible to receive bonuses as declared by the Bank's Board of Directors. See "MANAGEMENT OF THE BANK -- Bonus Compensation" in the Prospectus.

     Severance Plan. In connection with the Conversion, the Bank plans to adopt a Severance Plan for the benefit of its full-time employees, who at the time of a "change in control" (as defined in the Severance Plan) have not entered into an employment agreement with the Company or the Bank. The Severance Plan provides that in the event there is a change in control and (i) the employment of any eligible employee of the Bank is terminated in connection with, or within 24 months after the change in control, other than for cause, or (ii) an eligible employee terminates his or her employment following a decrease in the level of such employee's annual base salary rate or a transfer of such employee to a location more than 40 miles distant from the employee's primary work station within 24 months after a change in control, the employee shall be entitled to a severance benefit equal to the following: (a) employee has been employed with the Bank less than 20 years, the employee shall receive a severance benefit equal to the greater of (1) an amount equal to two weeks' salary at the employee's existing salary rate multiplied times the employee's years of service or (2) the amount of one month's salary at the employee's salary rate at the time of termination; or the employee has been employed by the Bank at least 20 years, the employee shall receive a severance benefit equal to the greater (1)
(1) an amount equal to two weeks' salary at the employee's existing salary rate multiplied times the employee's years of service or (2) the amount of two years salary at the employee's salary rate at the time of termination. See "MANAGEMENT OF THE BANK -- Severance Plan" in the Prospectus.

     MRP. Pursuant to the MRP, which is expected to be adopted by the Boards of Directors of the Company and the Bank, directors and certain employees of the Bank could receive restricted stock grants of a number of shares of Common Stock equal to 4% of the shares issued in the Conversion (between 22,440 and 30,360 shares (34,914 shares at the maximum, as adjusted), assuming the issuance of between 561,000 and 759,000 shares) (872,850 shares at the maximum, as adjusted). Assuming that the shares issued pursuant to the MRP had a value of $10.00 per share, such shares would have a value of between $224,400 and $303,600 ($349,140 at the maximum, as adjusted). Recipients of restricted stock under the MRP will not have to pay for their restricted shares.


     Under applicable regulations, if the proposed MRP is submitted to and approved by the stockholders of the Company within one year after consummation of the Conversion, (i) no employee of the Bank (including Mr. Ward) could receive more than 25% of the shares issued under the MRP, or 7,590 shares
(8,728 shares at the maximum, as adjusted), assuming the issuance of 759,000 shares (872,850 shares at the maximum, as adjusted) in the Conversion, (ii) the six non-employee directors of the Bank could receive restricted stock grants for an aggregate of not more than 30% of the shares issued under the MRP, or 9,108 shares (10,474 shares at the maximum, as adjusted), assuming the issuance of 759,000 shares (872,850 shares at the maximum, as adjusted) in the Conversion and (iii) none of the six non-employee directors of the Bank could receive individually more than 5% of the shares issued under the MRP, or 1,518 shares (1,745 shares at the maximum, as adjusted), assuming the issuance of 759,000 shares (872,850 shares at the maximum, as adjusted) in the Conversion. Assuming the MRP shares had a value of $10.00 per share, 7,590 shares (8,728 shares at the maximum, as adjusted) would have a value of $75,900 ($87,280 at the maximum, as adjusted), 9,108 shares (10,474 shares at the maximum, as adjusted) would have a value of $91,080 ($104,740 at the maximum, as adjusted), and 1,518 shares (1,745 shares at the maximum, as adjusted) would have a value of $15,180 ($17,450 at the maximum, as adjusted). If the MRP is submitted to and approved by the Company's stockholders more than one year after consummation of the Conversion, the regulatory percentage limitations set forth above would not apply.

     The MRP will only be implemented if approved by the stockholders of the Company at a meeting of stockholders to be held no sooner than six months following the Conversion. Recipients of restricted stock under the MRP will not have to pay for their restricted shares. See "MANAGEMENT OF THE BANK" -- Proposed Management Recognition Plan" in the Prospectus.


     Stock Options. Pursuant to the Stock Option Plan which is expected to be adopted by the Boards of Directors of the Company and the Bank, directors and certain employees of the Bank could receive options to purchase a number of shares of Common Stock equal to 10% of the shares issued in the Conversion (between 56,100 and 75,900 shares (87,285 shares at the maximum, as adjusted), assuming the issuance of between 561,000 and 759,000 shares) (872,850 shares at the maximum, as adjusted).


     Under applicable regulations, if the proposed Stock Option Plan is submitted to and approved by the stockholders of the Company within one year after consummation of the Conversion, (i) no employee of the Bank (including Mr.
Ward) could receive more than 25% of the options issued under the Stock Option Plan, or options to purchase 18,975 shares (21,821 shares at the maximum, as adjusted), assuming the issuance of 759,000 shares (872,850 shares at the maximum, as adjusted) in the Conversion, (ii) the six non-employee directors of the Bank could receive in the aggregate not more than 30% of the options issued under the Stock Option Plan, or options to purchase not more than 22,770 shares (26,186 shares at the maximum, as adjusted), assuming the issuance of 759,000 shares (872,850 shares at the maximum, as adjusted) in the Conversion, and (iii) none of the six non-employee directors of the Bank could receive individually more than 5% of the options issued under the Stock Option Plan, or options to purchase not more than 3,795 shares (4,364 shares at the maximum, as adjusted), assuming the issuance of 759,000 shares (872,850 shares at the maximum, as adjusted) in the Conversion. If the Stock Option Plan is submitted to and approved by the Company's stockholders more than one year after consummation of the Conversion, the regulatory percentage limitations set forth above would not apply.

     The Stock Option Plan will only be implemented if approved by the stockholders of the Company at a meeting of stockholders to be held no sooner than six months following the Conversion. The exercise price of the options will be the fair market value of the Common Stock at the time the options are granted (which will be after the Stock Option Plan is approved by the Company's stockholders), and the options will have terms of ten years or less. Recipients of options under the Stock Option Plan will not have to pay for the options issued to them. See "MANAGEMENT OF THE BANK" -- Proposed Option Plan" in the Prospectus.


                                USE OF PROCEEDS

     Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed, it is presently estimated that such net proceeds will be between $5.12 million and $7.05 million, based on the current Estimated Valuation Range. If the gross proceeds of the shares sold are increased to 15% above the maximum of the Estimated Valuation Range, it is estimated that net proceeds will equal $8.16 million. See "PRO FORMA DATA" in the Prospectus for the assumptions used to arrive at these amounts. The actual net proceeds may vary materially from the estimated amounts described herein. The Company expects to retain 50% of the proceeds of the Offering and will use the balance to purchase the capital stock of the Bank to be issued in the Conversion.

     The Company expects to use the portion of the net proceeds it retains for working capital and investment purposes. The Company does not expect to have significant operating expenses and anticipates that initially it will invest the net proceeds it retains primarily in interest-earning deposits, U.S. government, federal agency and other marketable securities and mortgage-backed securities. The types and amounts of such investments will vary from time to time based upon the interest rate environment, asset/liability mix considerations and other factors.

     Net proceeds paid to the Bank initially will become part of the Bank's general funds and will be invested primarily in mortgage and other loans, and investments consisting primarily of interest-earning deposit balances, U.S. government and federal agency obligations and other marketable securities in accordance with the Bank's lending and investment policies. The relative amounts to be invested in each of these types of investments will depend upon loan demand, rates of return and asset/liability matching considerations at the time the investments are to be made. Management is not able to predict the yields which will be produced by the investment of the proceeds of the Offering because such yields will be significantly influenced by general economic conditions and the interest rate environment existing at the time the investments are made. Remaining net proceeds paid to the Bank will be used for general corporate purposes.

     The proceeds of the Offering will result in an increase in the Bank's net worth and regulatory capital and may enhance the potential for growth through increased lending and investment activities, branch expansion, ATMs or otherwise. The net proceeds retained by the Company could be used to support the future expansion of operations of the Company through the opening of a branch office in or adjacent to the Bank's primary market area. The Company has no current plans to open any additional office. Payments for shares of Common Stock of the Company made through the withdrawal of existing deposit accounts at the Bank will not result in the receipt of new funds for investment by the Bank.

     Upon completion of the Conversion, the Board of Directors will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. Based upon facts and circumstances which may arise following the Conversion, the Board of Directors may determine to repurchase stock in the future. Such facts and circumstances may include but are not limited to (i) market and economic factors such as the price at which the Common Stock is trading, the volume of trading, the attractiveness of other investment alternatives in terms of the rates of return and risks involved in the investments, (ii) the ability to increase the book value and earnings per share of the remaining outstanding shares, and improve the Company's return on equity;
(iii) the reduction of dilution to stockholders caused by having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iv) any other circumstances in which repurchases would be in the best interests of the Company and its stockholders.

     Any stock repurchases will be subject to the determination of the Board of Directors that both the Company and the Bank will be capitalized in excess of applicable regulatory requirements after any such repurchases and that capital will be adequate taking into account, among other things, the level of nonperforming assets and other risks, the Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. Federal regulations require that, subject to certain exceptions, the Company must obtain approval of the Federal Reserve prior to repurchasing Common Stock in excess of 10% of its net worth during any twelve-month period. See "SUPERVISION AND REGULATION -- Regulation of the Company -- Dividend and Repurchase Limitations" in the Prospectus.


     The Company and the Bank have entered into a tax allocation agreement which contemplates the filing of consolidated tax returns at a yet undetermined future time when most advantageous to the Company, the Bank and the Company's shareholders. However, the Company and the Bank have no present intention to file consolidated tax returns which will preserving for the Company the ability to use a portion of the proceeds to make a return of capital in the future. However, the Company has not made any decision to pay such a return of capital. The Company and the Bank have agreed to notify the FDIC before making a return of capital during the first three years following the Conversion. See "DIVIDEND POLICY."


     At any time following approval of the MRP by the Company's stockholders, it is expected that the MRP may acquire a number of shares of Common Stock equal to 4% of the number of shares issued in the Conversion. See "MANAGEMENT OF THE BANK -- Proposed Management Recognition Plan" in the Prospectus. Such shares may be acquired in the open market or acquired through the Company's issuance of authorized but unissued shares. In the event shares are acquired in the open market, the funds for such purchase may be provided by the Bank from the proceeds of the Conversion. It is estimated that between 22,440 and 30,360 shares may be acquired by the MRP, assuming the issuance of between 561,000 and 759,000 shares, respectively, in the Conversion. If the Common Stock is acquired in the open market, it will be purchased at a price equal to the fair market value of the Common Stock at the time of purchase, which price may be greater or lower than the offering price of $10.00 per share of Common Stock. If all such shares were acquired by the MRP in the open market, and if such shares were acquired at a price of $10.00 per share, the Bank would contribute between $224,400 and $303,600, respectively, to the MRP for this purpose.

                                DIVIDEND POLICY

     Upon Conversion, the Board of Directors of the Company will have the authority to declare semiannual dividends on the Common Stock, subject to statutory and regulatory requirements. The

Company expects to pay annual dividends on the Common Stock at a rate of $0.30 per share which is equal to 3% of the offering price for the Common Stock in the Conversion. The payment of dividends is expected to begin as soon as practicable after completion of the Conversion. In addition, the Board of Directors may determine from time to time that it is prudent to pay special nonrecurring cash dividends, which may or may not constitute a return of capital. Special cash dividends, if paid, may be in addition to, or in lieu of, regular cash dividends. The Company's Board of Directors will periodically review its policy concerning dividends. Declarations of dividends, if any, by the Board of Directors will depend upon a number of factors, including investment opportunities available to the Company and the Bank, capital requirements, regulatory limitations, the Company's and the Bank's results of operations and financial condition, tax considerations and general economic conditions. Upon review of such considerations, the Board of Directors of the Company may authorize dividends to be paid in the future if it deems such payment appropriate and in compliance with applicable law and regulation. No assurances can be given that any dividends will in fact be paid on the Common Stock or, if dividends are paid, that they will not be reduced or discontinued in the future.

     In connection with the Conversion, the Bank has agreed with the FDIC that, within the first three years after completion of the Conversion, neither the Company nor the Bank will pay any taxable dividend or make any taxable distribution in excess of their current and retained earnings. The Company and the Bank have agreed to notify the FDIC before making a return of capital during the first three years following the Conversion.

     The sources of income to the Company initially will consist of earnings on the capital retained by the Company and dividends paid by the Bank to the Company, if any. Consequently, future declarations of cash dividends by the Company may depend upon dividend payments by the Bank to the Company, which payments are subject to various restrictions. Under current North Carolina regulations, the Bank could not declare or pay a cash dividend if the effect thereof would be to reduce its net worth to an amount which is less than the minimum required by the FDIC and the Administrator. In addition, for a period of five years after the consummation of the Conversion, the Bank will be required, under existing regulations, to obtain the prior written approval of the Administrator before it can declare and pay a cash dividend on its capital stock in an amount in excess of one-half of the greater of (i) its net income for the most recent fiscal year, or (ii) the average of its net income after dividends for the most recent fiscal year and not more than two of the immediately preceding fiscal years, if applicable. See "SUPERVISION AND REGULATION -- Regulation of the Bank -- Restrictions on Dividends and Other Capital Distributions" in the Prospectus. As a result of this limitation, if the Bank had been a stock institution at the end of fiscal 1997 and for the two preceding fiscal years, it could not have paid a dividend in excess of $61,244.33 without the approval of the Administrator.

     As a converted institution, the Bank also will be subject to the regulatory restriction that it will not be permitted to declare or pay a dividend on or repurchase any of its capital stock if the effect thereof would be to cause its regulatory capital to be reduced below the amount required for the liquidation account established in connection with the Conversion. See "THE CONVERSION -- Effects of Conversion -- Liquidation Rights." Also, see "TAXATION -- Federal Income Taxation" in the Prospectus for a discussion of federal income tax provisions that may limit the ability of the Bank to pay dividends to the Company without incurring a recapture tax.


                            MARKET FOR COMMON STOCK

     The Company, as a newly organized company, has never issued capital stock, and consequently, there is no established market for the Common Stock at this time. Following the completion of the

Offering, it is anticipated that the Common Stock will be traded on the over-the-counter market with quotations available through the OTC Electronic Bulletin Board. Trident Securities is expected to make a market in the Common Stock, by developing and maintaining historical stock trading records, soliciting potential buyers and sellers of shares and attempting to match buy and sell orders. In connection with its market making activities, Trident may buy or sell shares from time to time for its own account. However, Trident Securities will not be subject to any obligation with respect to such efforts.

     An active and liquid public trading market for the securities of any issuer, including the Common Stock, depends upon the presence in the marketplace of both willing buyers and willing sellers of the securities at any given time. Due to the size of the Company's offering (660,000 shares at the midpoint of the Estimated Valuation Range), it is unlikely that a stockholder base large enough to create an active trading market will develop and be maintained. Further, even if a market develops, there can be no assurance that the shares of Common Stock offered in the Conversion can be resold at or above the purchase price after completion of the Conversion. Purchasers of Common Stock should consider the potentially illiquid and long-term nature of their investment in the shares being offered hereby. The aggregate price of the Common Stock is based upon an independent appraisal of the pro forma market value of the Common Stock. However, there can be no assurance that an investor will be able to sell the Common Stock purchased in the Conversion at or above the $10.00 purchase price.


                           REGISTRATION REQUIREMENTS

     The Company will register its Common Stock with the SEC pursuant to Section 12 of the Exchange Act in connection with the Conversion and will not deregister the Common Stock for a period of three years following the completion of the Conversion. Upon such registration, the proxy and tender offer rules, insider trading reporting requirements and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable to the Company.

                    ADDITIONAL INFORMATION AND ORDER FORMS


     The Prospectus contains the following: audited consolidated financial statements of the Bank for the two fiscal years ended June 30, 1997 and 1996; unaudited consolidated financial statements of the Bank for the six-month periods ended December 31, 1997 and 1996; capitalization of the Company and the Bank; Management's Discussion and Analysis of Financial Condition and Results of Operations; a description of the Bank's lending and savings and investment activities; information concerning compensation and other benefits of directors and officers; a description of the Common Stock; anti-takeover provisions of the Company and the Bank; and additional information about the business and financial condition of the Bank. The Prospectus also contains forms (the "Stock Order Forms") for subscribing or submitting an order for the Common Stock. A copy of the Prospectus accompanies this Proxy Statement. Requests for an additional copy of the Prospectus and any questions about the Conversion or the Special Meeting, including questions about proxy voting procedures, should be directed to the Bank's Stock Information Center at (704) 694-6481, 211 South Greene Street, Wadesboro, North Carolina 28170.

     The Company has filed a registration statement with the SEC on Form SB-2 under the Securities Act, with respect to the Common Stock. As permitted by the rules and regulations of the SEC, this Proxy Statement does not contain all of the information set forth in the registration statement. Such information can be examined and copied at the public reference facilities of the SEC located at Room 1024, 450 Fifth Street, N.W., Washington, DC. 20549, and at the regional offices of the SEC at 75 Park Place, Fourteenth Floor, New York, New York 10007 and Room 3190, John C. Kluozynski Building, 230 South Greene Street, Chicago, Illinois 60604. Copies of such material can be obtained by mail from the SEC at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company; the address is (http://www.sec.gov.). The statements contained in the Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of each material feature thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.


     The Bank has filed an Application to Convert a Mutual Savings Bank to a Stock Owned Savings Bank with the Administrator. Pursuant to the North Carolina conversion regulations, this Proxy Statement omits certain information contained in such Application. The Application, which contains a copy of Ferguson's appraisal, may be inspected at the office of the Administrator, Savings Institutions Division, North Carolina Department of Commerce, Tower Building, Suite 301, 1110 Navaho Drive, Raleigh, North Carolina 27609. Copies of the Plan, which includes a copy of the Bank's proposed Amended Certificate of Incorporation and Stock Bylaws, and copies of the Company's Articles of Incorporation and Bylaws are available for inspection at the office of the Bank and may be obtained by writing to the Bank at 211 South Greene Street, Wadesboro, North Carolina 28170, Attention: Eugene M. Ward, President, or by telephoning the Bank at (704) 694-2122. A copy of Ferguson's independent appraisal is also available for inspection at the Stock Information Center, 211 South Greene Street, Wadesboro, North Carolina 28170.

     The Subscription Offering will commence on May 18, 1998, and end on June 9, 1998. Stock Order Forms for purchases of Common Stock in the Subscription Offering must be received by the Bank on or before 12:00 noon, Eastern Time, on June 9, 1998.

     Any questions about the Conversion or the Special Meeting, including questions about proxy voting procedures, should be directed to the Bank's Stock Information Center at (704) 694-6481.

THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK. SUCH OFFERS ARE MADE ONLY BY THE PROSPECTUS.

                                                                 ATTACHMENT 1 TO
                                                                    Exhibit 99.c
                                                                    ------------

                      PLAN OF HOLDING COMPANY CONVERSION
                                       OF
                            ANSON SAVINGS BANK, SSB
                           Wadesboro, North Carolina

                       From Mutual to Stock Organization

I.   General

     On December 11, 1997, the Board of Directors of Anson Savings Bank, SSB, Wadesboro, North Carolina (the "Savings Bank") adopted a Plan of Holding Company Conversion pursuant to which the Savings Bank will convert from a North Carolina-chartered mutual savings bank to a North Carolina-chartered capital stock savings bank and simultaneously become a wholly-owned subsidiary of Anson Bancorp, Inc., a bank holding company organized under North Carolina law.

     This Plan is subject to the prior approval of the Administrator, Savings Institutions Division, North Carolina Department of Commerce, and must be adopted by the affirmative vote of the members of the Savings Bank holding not less than a majority of the total outstanding votes eligible to be cast. In addition, in order to consummate the conversion herein described, this Plan must be filed with the Federal Deposit Insurance Corporation ("FDIC") and must not have been objected to by the FDIC in accordance with applicable FDIC regulations.

II.  Definitions

     As used in this Plan, the terms set forth below have the following meanings:

     A. Acting in Concert: The term "acting in concert" means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement, with respect to the purchase, ownership, voting or sale of Common Stock; or (ii) a combination or pooling of voting or other interests in the securities of the Holding Company for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The Holding Company and the Savings Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that such persons have filed joint Schedules 13D with the SEC with respect to other companies.

     B. Actual Purchase Price: The actual price per share, determined as provided in Article VI hereof, at which the shares of common stock of the Holding Company will be issued and sold by the Holding Company to subscribers.

     C. Administrator: Administrator, Savings Institutions Division, North Carolina Department of Commerce.

     D. Affiliate: The term "affiliate" of, or a person "affiliated with," a specified person, means a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

     E. Aggregate Valuation Range: The range of value for the aggregate number of shares of common stock of the Holding Company to be offered in the Conversion, which range is established pursuant to Article VI hereof and which shall be from a low of 15 percent (15%) below the estimated aggregate pro forma market value of the Savings Bank and the Holding Company to a high of 15 percent (15%) above the estimated aggregate pro forma market value of the Savings Bank and the Holding Company, as such range may be amended from time to time by an independent appraiser.

     F. Amended Charter: The Savings Bank's North Carolina stock savings bank charter in the form permitted by the Administrator.

     G. Applications: The Savings Bank's Application to Convert a Mutual Savings Bank to a Stock Owned Savings Bank and the Holding Company's Acquisition Application, including amendments thereto, as filed with the Administrator pursuant to the Regulations.

     H. Associate: The term "Associate," when used to indicate a relationship with any Person, means (i) any corporation or organization (other than the Savings Bank, the Holding Company or any of their majority-owned subsidiaries) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities,
(ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except for a tax-qualified employee stock benefit plan or a charitable trust which is exempt from federal taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Savings Bank, the Holding Company, or any of their parents or subsidiaries.

     I. Charter: The North Carolina mutual savings bank charter of Anson Savings Bank, SSB.

     J. Community Offering: The offering for sale of shares of Conversion Stock to the general public, subsequent to termination of the Subscription Offering, with priority given to natural persons and trusts of natural persons residing in the Local Community (including Retirement Accounts established for the benefit of natural persons who are residents of such area).

     K. Conversion: The conversion of the Savings Bank to a North Carolina-chartered stock savings bank, the deposit accounts of which will be insured by the SAIF of the FDIC, pursuant to, and in accordance with, the regulations of the FDIC, the Regulations, the Plan and the Applications.

     L. Conversion Stock: The shares of common stock of the Holding Company to be issued and sold in the Conversion.

     M. Converted Savings Bank: Anson Savings Bank, Inc., the North Carolina capital stock savings bank resulting from the Conversion.

     N.   Directors:   The Board of Directors of the Savings Bank, the Converted
Savings Bank or the Holding Company (as applicable).

     O.   Eligibility Record Date:  The close of business on September 30, 1996.

     P. Eligible Account Holder: The holder of a Qualifying Deposit on the Eligibility Record Date, with the beneficial owner of a Retirement Account being deemed the holder thereof.

     Q. Executive Officer: An officer of the Savings Bank, the Converted Savings Bank or the Holding Company (as applicable) performing a policy-making function for such entity.

     R.   FDIC:  The Federal Deposit Insurance Corporation.

     S. Federal Reserve Board: The Board of Governors of the Federal Reserve System.

     T. First Priority Community Subscribers: Natural persons and trusts of natural persons residing in the Local Community, including Retirement Accounts established for the benefit of natural persons residing in the Local Community.

     U. Holding Company: The North Carolina corporation under the name of Anson Bancorp, Inc. which, upon completion of the Conversion, will become a bank holding company owning all of the outstanding capital stock of the Converted Savings Bank.

     V. Liquidation Account: That account established by the Converted Savings Bank pursuant to Article XI of this Plan.

     W.   Local Community: Anson County, North Carolina.

     X. Market Maker: A dealer (i.e., any person who engages directly or indirectly as agent, broker or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system; or (ii) furnishes bona fide competitive bid and offer quotations on request; and (iii) is ready, willing, and able to effect transactions in reasonable quantities at its quoted prices with other brokers or dealers.

     Y. Members: All persons or entities who qualify as members of the Savings Bank pursuant to its Charter and bylaws prior to the Conversion, including beneficial owners of Retirement Accounts at the Savings Bank.

     Z. Notice: The Savings Bank's Notice of Intent to Convert to Stock Form, including amendments thereto, as filed with the FDIC pursuant to 12 C.F.R. Part 303.

     AA. Order Forms: The order forms to be used to subscribe for Conversion Stock in the Subscription and Community Offerings pursuant to the Plan.

     BB. Other Members: The following as of the Voting Record Date: (1) holders of Savings Accounts at the Savings Bank (other than Eligible Account Holders and Supplemental Eligible Account Holders), with the beneficial owners of Retirement Accounts being deemed the holders of such accounts, and (2) those Persons or entities (other than Eligible Account Holders and Supplemental Eligible Account Holders) who are borrowers from the Savings Bank whose borrowings are still in existence as of the Voting Record Date.

     CC. Person: An individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization, or a government or political subdivision thereof.

     DD. Plan: This Plan of Holding Company Conversion and any duly adopted amendments thereto.

     EE. Prospectus: The document containing information about and a description of the Savings Bank, the Holding Company, this Plan and the process of issuing the Conversion Stock, which will be distributed to the Members in the Subscription Offering and which may be distributed to the general public in the Community Offering and Syndicated Community Offering.

     FF. Proxy Statement: The written information distributed by the Savings Bank to the Members in its solicitation of their votes in connection with consideration of the Plan at the Special Meeting, which written information may be in summary form.

     GG. Qualifying Deposit: A balance of $50 or more in any Savings Account in the Savings Bank as of the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable. Each deposit account which is deemed to be a separate account for purposes of FDIC insurance shall be deemed to be a separate account for purposes of determining whether a Qualifying Deposit exists.

     HH. Regulations: The Rules and Regulations of the Administrator set forth in North Carolina Administrative Code Title 4, Chapter 16, Subchapter 16G.

     II. Retirement Accounts: Individual retirement accounts, Keogh savings accounts or similar retirement accounts.

     JJ.  SAIF:  The Savings Association Insurance Fund of the FDIC.

     KK. Savings Accounts: Withdrawable deposits, certificates or other savings and deposit accounts of the Savings Bank, including money market deposit accounts and negotiable order of withdrawal accounts, held by Members. Each such deposit, certificate or other deposit account which is deemed to be a separate account for FDIC insurance shall be deemed to be a separate Savings Account for purposes of the Plan.

     LL. Savings Bank: Anson Savings Bank, SSB, Wadesboro, North Carolina, a North Carolina-chartered mutual savings bank.

     MM.  SEC:  The Securities and Exchange Commission.

     NN. Special Meeting: The Special Meeting of Members called for the purpose of considering approval of the Plan.

     OO. Subscription Offering: The offering of shares of Conversion Stock to Eligible Account Holders, Supplemental Eligible Account Holders, Other Members, and Directors, officers and employees of the Savings Bank pursuant to the Plan.

     PP. Subscription Rights: Non-transferable, non-negotiable, personal rights distributed, without payment, to Eligible Account Holders, Supplemental Eligible Account Holders, Other Members, and Directors, officers and employees of the Savings Bank to subscribe for shares of Conversion Stock in the Subscription Offering pursuant to the Plan.

     QQ. Supplemental Eligibility Record Date: The last day of the calendar quarter preceding the approval of the Applications by the Administrator, if the establishment of such date is required by the Regulations.

     RR. Supplemental Eligible Account Holder: The holder of a Qualifying Deposit (other than an Executive Officer or Director of the Savings Bank or any Associate of such Person), on the Supplemental Eligibility Record Date, with the beneficial owner of a Retirement Account being deemed the holder thereof.

     SS. Syndicated Community Offering: The offering for sale of shares of Conversion Stock to the general public through a syndicate of registered broker-dealers to be formed and managed by the sales agent in the Subscription Offering and Community Offering.

     TT. Voting Record Date: The date fixed by the Board of Directors of the Savings Bank for determining Members entitled to vote at the Special Meeting.

III. Steps Prior to Submission of Plan of Conversion to the Members for Approval

     Prior to submission of the Plan to the Members of the Savings Bank for approval, the Savings Bank must receive the Administrator's approval of the Applications and the FDIC must have issued a notice of non-objection to the proposed conversion or the time period for FDIC review and objection shall have expired without objection by the FDIC. The following steps must be taken prior to such regulatory approvals:

     A. The Board of Directors of the Savings Bank shall adopt and approve the Plan by the affirmative vote of not less than two-thirds of its members.

     B. The Savings Bank shall notify its members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in the communities in which the Savings Bank maintains offices or by mailing a letter to each of its Members.

     C. Copies of the Plan shall be made available for inspection at each office of the Savings

Bank.

     D. The Holding Company shall submit an application to the Federal Reserve Board pursuant to Federal law for permission to become a savings bank holding company in order to enable it to acquire 100% of the capital stock of the Converted Savings Bank, and such application shall be approved and any required waiting period shall have expired.

     E. The Savings Bank shall submit the requisite number of copies of the Applications to the Administrator and the requisite number of copies of the Notice to the FDIC. Upon receipt of advice from the Administrator that the Applications have been received, are properly executed and not materially incomplete, the Savings Bank shall publish a "Notice of Filing of an Application for Holding Company Conversion" in a newspaper of general circulation in each community in which the Savings Bank maintains an office. The Savings Bank also shall prominently display a copy of such notice in each of its offices.

     F. The Savings Bank shall obtain an opinion of counsel or tax advisor or a favorable ruling from the Internal Revenue Service to the effect that the Conversion of the Savings Bank from a North Carolina-chartered mutual savings bank to a North Carolina-chartered capital stock savings bank, the sale of the Conversion Stock to subscribers in the Subscription, Community and Syndicated Community Offerings and the issuance of the shares of common stock of the Converted Savings Bank to the Holding Company, all in accordance with the terms of the Plan, should not result in any gain or loss for federal or North Carolina income tax purposes, to the Savings Bank, the Converted Savings Bank, the Holding Company or the Members of the Savings Bank. Receipt of a favorable opinion or ruling is a condition precedent to completion of the Conversion.

     G. The Holding Company shall file a registration statement with the SEC with respect to the Conversion Stock to be offered pursuant to the Plan and such registration statement shall be declared effective.

IV.  Meeting of Members

     Upon receipt of Administrator approval of the Applications and (i) receipt from the FDIC of a conditional intention to issue a notice of non-objection or
(ii) expiration of the time period for FDIC review and objection without receipt of an objection by the FDIC, a Special Meeting of the Members of the Savings Bank shall be scheduled in accordance with the Savings Bank's bylaws for the purpose of voting on approval of the Plan. Promptly after receipt of Administrator approval and at least 20 days, but not more than 45 days, prior to the Special Meeting, the Savings Bank will distribute proxy solicitation materials to all Members as of the Voting Record Date. The proxy materials will include the Proxy Statement and the Prospectus and other documents authorized for use by the regulatory authorities and may also include a copy of the Plan, the Amended Charter and other materials as provided in Article VII hereof.

     At the Special Meeting, an affirmative vote of not less than a majority of the total votes entitled to be cast by the Savings Bank's Members will be required for approval of the Plan. Voting may be in person or by proxy. The Administrator shall be promptly notified of the results of the vote of the Members at the Special Meeting.

V.   Procedure

     The Conversion Stock shall be offered for sale in the Subscription Offering to Eligible Account Holders, Supplemental Eligible Account Holders, Other Members, and Directors, officers and employees of the Savings Bank. The Subscription Offering may commence concurrently with or during the solicitation of proxies for the Special Meeting. The Community Offering may commence at any time following commencement of the Subscription Offering. The Syndicated Community Offering, if any, may commence concurrently with or during the Community Offering or as promptly thereafter as is practicable. The Subscription Offering may be closed before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting.

     The period for the Subscription Offering shall not be less than 20 days nor more than 45 days, unless extended by the Savings Bank and the Holding Company. Any unsubscribed shares of Conversion Stock are to be offered for sale to the general public in the Community Offering with priority being given to natural persons and trusts of natural persons residing in the Local Community, including Retirement Accounts established for the benefit of natural persons who reside in such area. The Community Offering may commence, subject to the availability of shares, at any time following commencement of the Subscription Offering. Any shares of Conversion Stock offered but not subscribed for in the Subscription and Community Offerings may, in the discretion of the Savings Bank and the Holding Company, be offered for sale in the Syndicated Community Offering. Completion of the sale of all shares of Conversion Stock not sold in the Subscription Offering shall occur within 45 days after termination of the Subscription Offering, subject to extension of such 45-day period by the Savings Bank and the Holding Company with the approval of the Administrator. The Boards of Directors of the Savings Bank and the Holding Company may seek one or more extensions of such 45-day period if necessary to complete the sale of all shares of Conversion Stock. In connection with any such extension, subscribers shall be permitted to increase, decrease or rescind their subscriptions to the extent required by the Administrator in approving the extensions. As provided in
Article XIII hereof, completion of the sale of all shares of Conversion Stock must occur in any event within 24 months after the date of the Special Meeting.

VI.  Stock Offering

     A.   Purchase Price and Number of Shares of Conversion Stock
          -------------------------------------------------------

     The total number of shares and the subscription price per share of the Conversion Stock being issued and sold by the Holding Company in the Conversion will be determined by the Holding Company. The aggregate purchase price at which all shares of the Conversion Stock will be sold in the Conversion will be based upon the aggregate pro forma market value of the Converted Savings Bank and the Holding Company after giving effect to the issuance of the Conversion Stock, as determined by an independent appraisal. The aggregate purchase price will be within the Aggregate Valuation Range as stated in the approval or amended approval of the Plan by the Administrator; provided, however, that with the consent of the Administrator and the FDIC, the aggregate purchase price of the Conversion Stock sold may be increased to up to 15% above the maximum of the Aggregate Valuation Range, without any resolicitation of subscribers or any right to cancel, rescind or change subscription orders, to reflect changes in market and financial conditions following commencement of the Subscription Offering. The appraisal will be made by an investment banking or financial consulting firm selected by the Savings Bank and which is experienced and expert in the area of savings institution appraisals. Such appraisal will be updated prior to the commencement of the Subscription Offering, if necessary, and will be further updated upon completion of the later of the Subscription Offering, the Community Offering or the Syndicated Community Offering.

     The Actual Purchase Price per share at which the Conversion Stock will be offered to subscribers in the Subscription, Community and Syndicated Community Offerings will be determined by the Holding Company immediately prior to the commencement of the Subscription Offering. All shares of Conversion Stock sold in the Conversion will be sold at the same price per share.

     B.   Method of Offering Shares
          -------------------------

     On the date Order Forms are mailed, Subscription Rights to purchase shares will be issued at no cost to Eligible Account Holders, Supplemental Eligible Account Holders (if applicable), Other Members, and Directors, officers and employees of the Savings Bank pursuant to priorities established by this Plan and the Regulations. With respect to Eligible Account Holders, Supplemental Eligible Account Holders and Voting Members who are beneficial owners of Retirement Accounts, such persons have the right to exercise Subscription Rights only to the extent Subscription Rights granted with respect to such Retirement Accounts are not exercised directly by such Retirement Accounts. Each subscriber shall purchase the number of whole shares indicated on the Order Form of such subscriber, subject to the purchase limitations set forth herein, and any excess amounts shall be refunded. To the extent that shares are available, no subscriber will be allowed to purchase Conversion Stock having an aggregate purchase price of less than $500.

     The priorities established by applicable Regulations for the purchase of shares are as follows:

     1.   Category No. 1:  Eligible Account Holders

     Each Eligible Account Holder shall receive, without payment, Subscription Rights to purchase an amount of Conversion Stock equal to the maximum purchase limitation set forth in Section D.1 of this Article. Subscription Rights of Eligible Account Holders shall be superior to those of all other subscription rights granted in the Conversion. In the event of an oversubscription for the Conversion Stock among Eligible Account Holders, shares shall be allocated among Eligible Account Holders as follows. The Conversion Stock shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase the lesser of (a) the number of shares for which such Eligible Account Holder subscribed, or (b) 100 shares. Any shares remaining after that allocation shall be allocated among subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of Qualifying Deposits of each such Eligible Account Holder bears to the total amount of Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle described above until all available shares have been allocated or all subscriptions satisfied. All computations shall be rounded down to the nearest whole share.

     2.   Category No. 2:  Supplemental Eligible Account Holders

     In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment of the Applications filed prior to Administrator approval, then, and only in that event, each Supplemental Eligible Account Holder of the Savings Bank shall receive, without payment, Subscription Rights to purchase an amount of Conversion Stock equal to the maximum purchase limitation set forth in Section D.1 of this Article. Subscription Rights received pursuant to this Category shall be subordinated to all Subscription Rights received pursuant to Category No. 1. Any Subscription Rights received by an Eligible Account Holder in accordance with Category No. 1 shall reduce, to the extent thereof, the Subscription Rights to be distributed to such account holder pursuant to this Category.

     In the event of an oversubscription for the Conversion Stock, shares shall be allocated among the Supplemental Eligible Account Holders as follows. The Conversion Stock shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase the lesser of (including the number of shares, if any allocated in accordance with Category No. 1) (a) the number of shares for which such Supplemental Eligible Account Holder subscribed, or (b) 100 shares. Any shares remaining after that allocation shall be allocated among subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposits of each such Supplemental Eligible Account Holder bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle described above until all available shares have been allocated or all subscriptions satisfied. All computations shall be rounded down to the nearest whole share.

     3.   Category No. 3:  Other Members

     Each Other Member shall receive, without payment, Subscription Rights to purchase an amount of Conversion Stock equal to the maximum purchase limitation set forth in Section D.1 of this Article. Subscription Rights received pursuant to this Category shall be subordinated to all Subscription Rights received pursuant to Category Nos. 1 and 2.

     In the event of an oversubscription for shares of Conversion Stock under this Category, the Conversion Stock available shall be allocated among the subscribing Other Members whose subscriptions are not satisfied in the proportion that the number of votes eligible to be cast by each such Other Member at the Special Meeting bears to the total number of votes eligible to be cast by all Other Members whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Other Member, the excess shall be reallocated (one or more times as necessary) among those Other Members whose subscriptions are still not satisfied on the same principle described above until all available shares have been allocated or all subscriptions satisfied. All computations shall be rounded down to the nearest whole share.

     4.   Category No. 4: Directors, Officers and Employees

     Each Director and officer of the Savings Bank, and each employee of the Savings Bank, as of the date of the commencement of the Subscription Offering shall receive, without payment, Subscription Rights to purchase an amount of Conversion Stock equal to the maximum purchase limitation set forth in Section
D.1 of this Article. Subscription Rights received pursuant to this Category shall be subordinated to all Subscription Rights received pursuant to Category Nos. 1-3. Any Subscription Rights received by a Director, officer or employee in accordance with Category Nos. 1-3, shall reduce, to the extent thereof, the Subscription Rights to be distributed to such Director, officer or employee pursuant to this Category.

     In the event of an oversubscription for shares of Conversion Stock under this Category, the shares available shall be allocated among the subscribing Directors, officers and employees of the Savings Bank whose subscriptions are not satisfied pro rata on the basis of the amounts of their respective subscriptions. All computations shall be rounded down to the nearest whole share.

     5.   Category No. 5: Community Offering

     Any shares of Conversion Stock not purchased through the exercise of Subscription Rights received pursuant to Category Nos. 1-4 above may be sold to the general public in a Community Offering. The Community Offering may commence, subject to the availability of shares, at any time following commencement of the Subscription Offering and may terminate at any time thereafter. The Community Offering must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Savings Bank and the Holding Company with the approval of the Administrator.

     The Savings Bank and the Holding Company may accept or reject, in whole or in part, orders received in the Community Offering in their sole discretion.

     In the event that subscriptions by subscribers in the Community Offering whose orders would otherwise be accepted exceed the shares available for purchase in the Community Offering, then

     (i) subscriptions of First Priority Community Subscribers will be filled in full up to applicable purchase limitations (to the extent such subscriptions are not rejected by the Savings Bank and the Holding Company),

     (ii) then subscriptions of other subscribers in the Community Offering will be filled up to applicable purchase limitations (to the extent such subscriptions are not rejected by the Savings Bank and the Holding Company).

     In the event of an oversubscription by First Priority Community Subscribers whose orders would otherwise be accepted, shares of Conversion Stock will be allocated first to each First Priority Community Subscriber whose order is accepted in full or in part by the Savings Bank and the Holding Company in the entire amount of such order up to a number of shares no greater than the number which would have an aggregate purchase price of $75,000, which number shall be determined by the Board of Directors of the Savings Bank prior to the time the Conversion is consummated with the intent to provide for a wide distribution of shares among such subscribers. Any shares remaining after such allocation will be allocated to each First Priority Community Subscriber whose order is accepted in full or in part on an equal number of shares basis until all orders are filled. Such allocation shall also be applied to subscriptions by other subscribers in the Community Offering, in the event shares are available for subscribers in such category but there is an oversubscription within such category. All computations shall be rounded down to the nearest whole share.

     The Conversion Stock to be offered in this Category No. 5 will be offered and sold in a manner that will achieve the widest distribution of such stock.

     6.   Category No. 6:  Syndicated Community Offering

     If necessary, all shares of Conversion Stock not purchased in the Subscription and Community Offerings, if any, may, at the option of the Savings Bank and Holding Company, be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers as selected dealers to be formed and managed by the sales agent in the Subscription and Community Offerings. The Holding Company and Savings Bank have the right to reject orders, in whole or part, in their sole discretion in the Syndicated Community Offering. During the Syndicated Community Offering, shares of Conversion Stock will be sold subject to such conditions, terms and procedures as may be determined by the Holding Company and the Savings Bank. Shares of Conversion Stock sold in the Syndicated Community Offering will be sold in a manner calculated to achieve the widest distribution of Conversion Stock.

     The Syndicated Community Offering may close as early as the Community Offering, or thereafter at the discretion of the Savings Bank and the Holding Company. The Syndicated Community Offering may run concurrently with the Community Offering or subsequent to such offering.

     D.   Additional Limitations Upon Purchases of Shares of Conversion Stock

     The following additional limitations and exceptions shall apply to all purchases of Conversion Stock in the Conversion:

     1. The aggregate purchase price of shares of Conversion Stock purchased by any Person (or Persons exercising Subscription Rights through a single account), or a group of Persons acting in concert, shall not exceed $100,000 (which limit may be decreased or increased by the Board of Directors of the Savings Bank in accordance with Section D.5 of this Article).

     2. In addition to the purchase limitation provided for in Section D.1 of this Article, no Person (or group of Persons acting in concert), together with any Associate, shall purchase shares of Common Stock having an aggregate purchase price of more than $150,000 (which limit may be increased or decreased by the Board of Directors of the Savings Bank in accordance with Section D.5 of this Article).

     3. The Boards of Directors of the Savings Bank and Holding Company will not be deemed to be Associates or a group acting in concert solely as a result of membership on the Boards of Directors.

     4. To the extent that Conversion Stock is available, no subscriber will be allowed to purchase Conversion Stock having an aggregate purchase price of less than $500.

     5. Either before or subsequent to approval of the Plan by the Members and prior to consummation of the sale of the Conversion Stock, the Board of Directors of the Savings Bank may, in its sole discretion, (i) increase the maximum purchase limitations set forth in Sections D.1 and D.2 of this Article to an amount not greater than five percent (5%) of the aggregate purchase price of shares of Conversion Stock offered and sold in the Conversion or (ii) reduce such maximum purchase limitations to an amount not less than one percent (1%) of the aggregate purchase price of shares of Conversion Stock offered and sold in the Conversion, each without further approval of the Members.

     6. Each person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation.

     7. Subscription Rights to purchase the Conversion Stock received by Executive Officers and Directors of the Savings Bank and their Associates, based on their increased deposits in the Savings Bank in the one-year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of Subscription Rights to purchase the Conversion Stock pursuant to Category No. 1.

     E.   Restrictions on and Other Characteristics of Stock Being Sold

     1.   Transferability.  Conversion Stock purchased by Directors or Executive
          ---------------
Officers of the Converted Savings Bank shall not be sold or otherwise disposed of for value for a period of not less than one year from the date of purchase without written permission of the Administrator, except for any disposition of such shares following the death of the original purchaser.

     The Conversion Stock issued by the Holding Company to Directors and Executive Officers of the Converted Savings Bank shall bear a legend giving appropriate notice of the one-year holding period restriction. This legend will state as follows:

     The shares of stock evidenced by this Certificate may not be sold, except in the event of the death of the registered holder, for a period of one year from the date of this certificate without the prior written consent of the Administrator, Savings Institutions Division, North Carolina Department of Commerce.

     In addition, the Holding Company shall give appropriate instructions to the transfer agent with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares subsequently issued as a stock dividend, stock split, or otherwise with respect to any such restricted stock, shall be subject to the same holding period restrictions for Directors and Executive Officers of the Converted Savings Bank as may be then applicable to such restricted stock.

     No Director, Executive Officer or Associate of a Director or Executive Officer of the Converted Savings Bank shall purchase any outstanding shares of common stock of the Holding Company for a period of three years following the Conversion without the prior written approval of the Administrator, except (a) through a broker or dealer registered with the SEC or the Secretary of State of North Carolina or (b) in a "negotiated transaction" involving more than one percent of the then outstanding shares of capital stock of the Holding Company or (c) through the purchase of common stock made by and held by one or more tax-qualified or non-tax-qualified employee stock benefit plans of the Converted Savings Bank or the Holding Company which may be attributable to Executive Officers or Directors. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any Person acting on his or her behalf and the purchaser or his or her investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

     2. Repurchase and Dividend Rights. Subject to the Regulations and regulations of the FDIC, the Converted Savings Bank may not declare or pay a cash dividend on or repurchase any of its capital stock if the effect thereof would cause the regulatory capital of the Converted Savings Bank to be reduced below (a) the amount required for the Liquidation Account or (b) the net worth requirements of the Administrator or the minimum capital requirements of the FDIC. As set forth in the Regulations and regulations of the FDIC, there exist additional limitations on the ability of the Converted Savings Bank to pay dividends and repurchase stock without the written approval of the Administrator and the FDIC.

     The above limitations shall not preclude payments of dividends or repurchases of capital stock by the Converted Savings Bank or the Holding Company in the event applicable federal or state regulatory limitations are liberalized subsequent to the Conversion.

     3. Voting Rights. After the Conversion, holders of Savings Accounts and obligors on loans will not have voting rights in the Converted Savings Bank. Exclusive voting rights shall be vested in the Holding Company as the owner of all of the capital stock of the Converted Savings Bank. Each holder of common stock of the Holding Company will be entitled to vote on any matter coming before the stockholders of the Holding Company for consideration and will be entitled to one vote for each share of common stock of the Holding Company owned by such stockholder.

     4. Preemptive Rights. Holders of common stock of the Holding Company shall not have preemptive rights to acquire additional or treasury shares of the Holding Company. Holders of common stock of the Converted Savings Bank shall not have preemptive rights to acquire additional or treasury shares of the Savings Bank.

     F. Mailing of Offering Materials and Collation of Subscriptions

     After (i) approval of the Plan by the Administrator, (ii) receipt of a notice of non-objection by the FDIC or expiration of the time period for FDIC review and objection without receipt of an objection from the FDIC and (iii) the SEC's declaration of the effectiveness of the registration statement containing the Prospectus, the Holding Company shall distribute the Prospectus and Order Forms for the purchase of shares to holders of Subscription Rights in accordance with the terms of the Plan.

     As set forth in the Prospectus, each such recipient of an Order Form will be given a period of not less than 20 days nor more than 45 days from the date of mailing, unless extended, to properly complete, execute and return the Order Form to the Savings Bank on behalf of the Holding Company. Self-addressed, postage-paid return envelopes will accompany these forms when mailed. The Savings Bank will collate the returned executed forms upon completion of the subscription period. Failure of any eligible subscriber in the Subscription or Community Offerings to return a properly completed and executed Order Form with full payment for all shares subscribed for within the prescribed time limits shall be deemed a waiver and a release by such person of any rights to purchase shares hereunder.

     The Savings Bank may require a Person to provide evidence satisfactory to the Savings Bank that such Person qualifies as an Eligible Account Holder, Supplemental Eligible Account Holder, Other Member, or First Priority Community Subscriber, as the case may be. All determinations as to whether a Person qualifies to purchase in a particular category shall be made by the Savings Bank in its sole discretion and shall be final and conclusive.

     The Savings Bank reserves the right to make an independent investigation of any facts or circumstances brought to its attention that indicate or tend to indicate that one or more persons acting independently or as a group acting in concert may be attempting to violate or circumvent the regulatory prohibition on transferability of Subscription Rights. The nature and extent of such investigation will be at the Savings Bank's sole discretion and the Savings Bank may require a holder of Subscription Rights to provide certified affidavits and other documentation to satisfy the Savings Bank that the Plan and North Carolina and federal conversion regulations regarding nontransferability are not being subverted by actions of holders of Subscription Rights. In extreme cases the Savings Bank reserves the right to seek legal advice from the General Counsel for the Administrator as to compliance with all regulations governing the Conversion, including the nontransferability of Subscription Rights.

     If the Board of Directors of the Savings Bank determines that a subscriber
(i) has submitted false or misleading information on an Order Form or otherwise,
(ii) has attempted to purchase shares of Conversion Stock in violation of provisions of this Plan or applicable law or (iii) has failed to cooperate with attempts by the Savings Bank, its employees or agents to verify information with respect to purchase rights, such Board of Directors may reject the order of such subscriber.

     G.   Method of Payment

     Payment for all shares of Conversion Stock subscribed for in the Subscription and Community Offerings may be made in cash, if delivered in person, by check or money order, or if the subscriber has a Savings Account (other than a demand deposit or NOW account), by withdrawal authorization from the Savings Account for the purchase amount. Unless payment is to be made by withdrawal from a Savings Account, it shall accompany the Order Forms.

     If a subscriber authorizes the withdrawal from his or her Savings Account, the funds may be withdrawn from the subscriber's Savings Account at any time after receipt of the subscriber's stock order form and will continue to earn interest at the applicable rate for such Savings Account until the Conversion is
completed or terminated.   The withdrawal will be given effect only to the
extent necessary to satisfy the subscription at a price equal to the aggregate Actual Purchase Price of the Conversion Stock sold to the subscriber. The Savings Bank will allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance will earn interest at the passbook savings rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

     A subscriber who is the beneficial owner of a Retirement Account may pay for shares of Conversion Stock subscribed for by authorizing and directing the Savings Bank on the Order Form to roll over the subscriber's Retirement Account to a self-directed Retirement Account at an independent trustee, who shall then be directed to make a withdrawal from such Retirement Account in an amount equal to the Actual Purchase Price of such shares. Such shares shall then become part of the Retirement Account estate.

     All amounts received for the purchase of Conversion Stock in the Subscription Offering and the Community Offering (other than by charge against the Subscriber's account or as provided above) shall be placed in a special escrow account with the Savings Bank. The Savings Bank shall pay interest to the subscriber at the passbook savings rate on such amounts paid to purchase Conversion Stock from the date payment is received until the Conversion is completed or terminated, as the case may be. The Savings Bank shall deliver all amounts received for the purchase of Conversion Stock in the Subscription Offering and the Community Offering to the Holding Company on the date the Conversion is consummated.

     H. Undelivered, Defective or Late Order Forms:  Insufficient Payment

     If an Order Form in the Subscription or Community Offering (a) is not delivered and is returned by the United States Postal Service (or the Savings Bank is unable to locate the addressee); (b) is not received by the Savings Bank or is received by the Savings Bank after the date specified for receipt therein;
(c) is defectively completed or executed; (d) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscriber's Savings Account is insufficient to cover the amount of such required payment pursuant to a withdrawal authorization) or (e) is not accompanied by immediately available funds, the Subscription Rights and other rights to purchase of the person to whom such rights have been granted will be deemed waived and will not be honored. The Savings Bank may, but will not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for subscribed shares by such date as the Savings Bank may specify. Subscription orders, once tendered, cannot be revoked. The Savings Bank's interpretation of the terms and conditions of this

Plan and acceptability of the Order Forms will be final.

      I.   Members in Non-Qualified States or in Foreign Countries

      The Holding Company will make reasonable efforts to comply with the securities laws of all states of the United States in which Eligible Account Holders, Supplemental Eligible Account Holders, or Other Members entitled to subscribe for shares of Conversion Stock reside. However, the Holding Company shall not elect to offer or sell shares of Conversion Stock or Subscription Rights under the Plan of Conversion in a foreign country, and may elect not to offer or sell shares of Conversion Stock or Subscription Rights in a state in the United States (i) where a small number of persons otherwise eligible to subscribe for shares under this Plan reside or (ii) if the Holding Company determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that the Holding Company, the Savings Bank or any employee or representative thereof register as a broker, dealer, agent or salesperson or register or otherwise qualify the Subscription Rights or Conversion Stock for sale in such state. No payments will be made in lieu of the granting of Subscription Rights to persons residing in such jurisdictions.

      J.   Acquisition of Capital Stock of the Converted Savings Bank

      One half of the net proceeds from the sale of the Conversion Stock will be used by the Holding Company to purchase all of the outstanding capital stock of the Converted Savings Bank.

VII.  Amended Charter and Bylaws

      As part of the Conversion and this Plan, the Amended Charter and new bylaws of the Converted Savings Bank will be adopted to authorize the Converted Savings Bank to operate as a North Carolina capital stock savings bank under the name Anson Savings Bank, Inc. The Amended Charter and new bylaws for the Converted Savings Bank are attached hereto as Annex I and Annex II, respectively. By approving the Plan, the Members will thereby approve the Amended Charter and new bylaws. Accordingly, the Amended Charter and new bylaws may be amended in the same manner as the Plan pursuant to Article XIII.

VIII. Consummation of Conversion

      After approval of the Plan by the Members, completion of the issuance and sale of the Conversion Stock, and provided the Amended Charter and new bylaws have been filed with and approved by the Administrator, the Conversion will become effective. The effective time of such Conversion will be the date of completion of such issuance and sale unless a later date is specified by the Savings Bank. The Conversion shall constitute a change of form of organization of the Savings Bank and shall not impair or affect any contracts, rights, liabilities, obligations, interest and relations of whatever kind of the Savings Bank.

     The Conversion of the Savings Bank from a North Carolina-chartered mutual savings bank to a North Carolina-chartered capital stock savings bank shall be deemed to be an extension of the corporate existence of the Savings Bank, and all property of the Savings Bank including all its rights, title and interest in and to all property of whatever kind, whether real, personal or mixed, and things in action, and every right, privilege, interest and asset of any conceivable value or benefit then existing, belonging or pertaining to it, or which would inure to it, shall immediately by act of law and without any conveyance or transfer, and without any further act or deed, be vested in and become the property of the Converted Savings Bank, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same was possessed, held and enjoyed by the Savings Bank, and the Converted Savings Bank shall succeed to all the rights, obligations and relations of the Savings Bank.

IX.  Registration and Market Making

     Upon completion of the Conversion, the Conversion Stock will be registered with the SEC pursuant to the Securities Exchange Act of 1934, as amended. In connection with the registration, the Holding Company hereby undertakes not to deregister such stock for a period of three years thereafter.

     The Holding Company will use its best efforts to encourage and assist a Market Maker to establish and maintain a market for the shares of the Conversion Stock. The Holding Company will also use its best efforts to list the Conversion Stock on a national or regional securities exchange or on the National Association of Securities Dealers Inc. Automated Quotation System.

X.   Status of Savings Accounts and Loans Subsequent to Conversion

     All Savings Accounts will retain the same status after Conversion as these accounts had prior to Conversion. Each Savings Account holder shall retain, without payment, a Savings Account or Accounts in the Converted Savings Bank, equal in amount to the withdrawable value of such account holder's Savings Account or Accounts in the Savings Bank prior to Conversion. All Savings Accounts will continue to be insured by the SAIF of the FDIC up to the applicable limits of insurance coverage. All loans shall retain the same status after Conversion as such loans had prior to Conversion.

XI.  Liquidation Account

     After the Conversion, holders of Savings Accounts and borrowers will not have voting rights in the Converted Savings Bank and will not be entitled to share in the residual assets after liquidation of the Converted Savings Bank. However, pursuant to the Regulations, the Savings Bank shall, at the time of Conversion, establish a Liquidation Account on the records of the Converted Savings Bank in an amount equal to its total regulatory capital as of the date of the latest statement of financial condition contained in the final Prospectus used in connection with the Conversion or such other amount as shall be required by the Regulations. The function of the Liquidation Account is to establish a priority on liquidation and, except as provided in Article VI.E.2 above, the existence of the Liquidation Account shall not operate to restrict the use or applications of any of the net worth, regulatory capital or other accounts of the Converted Savings Bank.

     The Liquidation Account shall be maintained by the Converted Saving Bank subsequent to Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (as applicable) who maintain Savings Accounts in the Converted Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the Liquidation Account balance (the "subaccount balance").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder or a

Supplemental Eligible Account Holder shall be determined by multiplying the total opening balance in the Liquidation Account by a fraction, of which the numerator is the amount of the Qualifying Deposits in the related Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date (as applicable) and of which the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders or Supplemental Eligible Account Holders (as applicable) on such dates. Each such initial subaccount balance in the Liquidation Account shall never be increased, but shall be subject to downward adjustment as provided below.

      If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date (as applicable) is less than the lesser of (a) the deposit balance in such Savings Account at the close of business on any previous annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable, or (b) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. The subaccount balance of a Savings Account holder shall be maintained for as long as the Savings Account holder maintains an account with the same social security number with the Converted Savings Bank.

      In the event of a complete liquidation of the Converted Savings Bank (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder, as applicable, shall be entitled to receive a liquidation distribution from the Liquidation Account in the amount of the then current adjusted subaccount balances for Savings Accounts then held, after the payment of creditors of the Converted Savings Bank, including deposit account holders, but before any liquidation distribution may be made to the Converted Savings Bank's stockholders. No merger, consolidation, purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar combination or transaction with or by another FDIC-insured institution shall be considered to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

XII.  Management

      The Savings Bank or the Holding Company have entered or will enter into contracts of employment with selected executives; and, subject to approval of the stockholders of the Holding Company, the Holding Company intends to approve and adopt stock option plans for employees and directors of the Holding Company and/or the Savings Bank and a management recognition plan providing for the issuance of restricted stock of the Holding Company to certain employees and directors of the Holding Company and/or the Savings Bank.

XIII. Amendment or Termination of Plan

      If necessary or desirable, the Plan may be amended at any time prior to submission of the Plan and proxy materials to the Members by a two-thirds vote of the Board of Directors of the Savings Bank. After submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the Board of Directors of the Savings Bank, but only with the concurrence of the

Administrator.

     In the event that mandatory new regulations pertaining to conversions are adopted by the Administrator or FDIC prior to the completion of the Conversion, the Plan will be amended as provided above to conform to the new mandatory regulations without a re-solicitation of proxies or another Special Meeting. In the event that new conversion regulations adopted by the Administrator or FDIC prior to completion of the Conversion contain optional provisions, the Plan may be amended as provided above to utilize such optional provisions without a re-solicitation of proxies or another Special Meeting.

     The Plan may be terminated by a two-thirds vote of the Board of Directors of the Savings Bank at any time prior to the Special Meeting, and at any time following such Special Meeting with the concurrence of the Administrator. The Plan shall terminate automatically if the sale of all shares of Conversion Stock required to be sold is not completed within 12 months of the date of the Special Meeting, unless the Administrator agrees in writing to an extension of up to an additional 12 months.

     By adoption of the Plan, the Members authorize the Board of Directors of the Savings Bank to amend or terminate the Plan under the circumstances set forth above.

XIV. Expenses of the Conversion

     The Savings Bank will use its best efforts to assure that expenses incurred in connection with the Conversion shall be reasonable.

XV.  Prohibition on Extensions of Credit

     The Savings Bank, the Holding Company or any subsidiary of either of them may not knowingly loan funds or otherwise extend unsecured credit or credit secured by the Holding Company's Conversion Stock to any person to purchase shares of Conversion Stock.

XVI. Contributions to Tax-Qualified Employee Stock Benefit Plans

     The Savings Bank may make scheduled discretionary contributions to a tax-qualified employee stock benefit plan, provided such contributions do not cause the Savings Bank to fail to meet its net worth requirements.

                                                                         ANNEX I


               Amended and Restated Certificate of Incorporation
                                      of
                           Anson Savings Bank, Inc.


                                   ARTICLE I

     The name of the corporation is Anson Savings Bank, Inc. (the "Savings
Bank").

                                  ARTICLE II

     The principal office of the Savings Bank shall be located at 211 South Greene Street, Wadesboro, Anson County, North Carolina. The street address of the registered office of the Savings Bank is 211 South Greene Street, Wadesboro, North Carolina, the mailing address of the registered office of the Savings Bank is P.O. Box 249, Wadesboro, North Carolina 28170-0249, and the name of the registered agent at the address is Eugene M. Ward.

                                  ARTICLE III

     The period of duration of the Savings Bank is perpetual.

                                  ARTICLE IV

     The purposes for which the Savings Bank is organized are to pursue any and all of the lawful objectives of a stock savings bank chartered under the provisions of the General Statutes of North Carolina and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the constitutions and laws of the State of North Carolina and the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations and orders of appropriate regulatory authorities.

                                   ARTICLE V

     The Savings Bank shall have authority to issue 100,000 shares of stock. These shares shall be all of one class, designated as common stock with no par value.

                                  ARTICLE VI

     The minimum amount of consideration to be received for its shares of stock before the Savings Bank shall commence business as a stock savings bank is $100.

                                  ARTICLE VII

     The shareholders of the Savings Bank do not have preemptive rights to
                                             ---
acquire additional or treasury shares of the Savings Bank.

                                 ARTICLE VIII

     Pursuant to the requirements of the rules and regulations of the Administrator of the Savings Institutions Division, North Carolina Department of Commerce, the Savings Bank shall establish and maintain a liquidation account for the benefit of its "Eligible Account Holders" and "Supplemental Eligible Account Holders," if applicable, as defined in the Plan of Holding Company Conversion adopted by the Savings Bank in connection with its conversion to the stock form of ownership. In the event of a complete liquidation of the Savings Bank, it shall comply with such rules and regulations with respect to the amount and the priorities on liquidation of each Eligible Account Holder's or Supplemental Eligible Account Holder's inchoate interest in the liquidation account, to the extent it is still in existence; provided, however, that an Eligible Account Holder's or Supplemental Eligible Account Holder's inchoate interest in the liquidation account shall not entitle such person or entity to any voting rights at meetings of the Savings Bank's shareholders.

                                  ARTICLE IX

     The business and affairs of the Savings Bank shall be managed by a Board of Directors. The number of directors shall be fixed by the Savings Bank's Bylaws but shall not be less than five (5). Terms of directors may be classified as stated in the Savings Bank's Bylaws.

                                   ARTICLE X

     To the fullest extent that the law of North Carolina as it exists on the effective date of this Article, or as it may thereafter be amended, permits the elimination of liability of directors, no director of the Savings Bank shall be personally liable to the Savings Bank or any of its shareholders for monetary damages for any breach of duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Savings Bank for or with respect to any act or failure to act on the part of such director occurring prior to such amendment or repeal. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Savings Bank for any liability of a director which has not been eliminated by the provisions of this Article.

                                  ARTICLE XI

     Any addition, alteration or amendment to this Charter shall be made in accordance with the provisions of Chapter 54C of the General Statutes of North Carolina and any amendments thereto.



                                        ANSON SAVINGS BANK, SSB
ATTEST:

                                        By:
By:                                        -------------------------------
   -------------------------------         Eugene M. Ward, President
   ______________ Secretary



STATE OF NORTH CAROLINA

COUNTY OF ANSON

     This is to certify that on this ________ day of __________________, 1997, before me, a Notary Public, personally appeared Eugene M. Ward and ____________________, each of whom, being by me first duly sworn, declared that he signed the foregoing instrument in the capacity indicated, that he was authorized so to sign, and that the statements contained therein are true.

     Witness my hand and official seal, this _____ day of ______________, 1997.


                                        ----------------------------------
                                        Notary Public
(OFFICIAL SEAL)

                                        My Commission Expires: ___________

                                                                        ANNEX II



                                    BYLAWS

                                      OF

                           ANSON SAVINGS BANK, INC.


                                  ARTICLE I.

                                   OFFICES
                                   -------

     Section 1.  Principal Office.  The principal office of the Savings Bank
     ---------   ----------------
shall be located at 211 South Greene Street, Wadesboro, North Carolina 28170-
2645.

     Section 2.  Registered Office. The registered office of the Savings Bank
     ---------   -----------------
required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.


                                  ARTICLE II.

                            MEETING OF SHAREHOLDERS
                            -----------------------

     Section 1.  Place of Meetings.  All meetings of shareholders shall be held
     ---------   -----------------
at the principal office of the Savings Bank, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

     Section 2.  Annual Meetings.  The annual meeting of shareholders shall be
     ---------   ---------------
held during the first five calendar months following the end of the Savings Bank's fiscal year, or any day (except Saturday, Sunday or a legal holiday) during that period as shall be determined by the Board of Directors, for the purpose of electing directors of the Savings Bank, receiving annual reports of officers, and transacting such other business as may be properly brought before the meeting.

     Section 3.  Substitute Annual Meeting.  If the annual meeting shall not be
     ---------   -------------------------
held on the date designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

     Section 4.  Special Meetings.  Special meetings of the shareholders may be
     ---------   ----------------
called at any time by the President, or a majority of the Board of Directors by giving notice as hereinafter provided, and, unless the Savings Bank shall at such time have a class of shares registered under Section 12 of the Securities Exchange Act of 1934, as amended, shall be called by any of the foregoing pursuant to the written request of the holders of not less than one-tenth of all votes entitled to be cast on any issue proposed to be considered at the meeting.

     Section 5.  Notice of Meetings.  Written or printed notice stating the
     ---------   ------------------
time, place and date of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date thereof, either in person or by mail, by or at the direction of the Board of Directors, the President or the Secretary to each shareholder of record entitled to vote at such meeting unless applicable law or the Saving Bank's articles of incorporation require that such notice shall be given to all shareholders with respect to such meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, correctly addressed to the shareholder at the shareholder's address as it appears on the current record of shareholders of the Savings Bank, with postage thereon prepaid.

     In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement expressly is required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting specifically shall state the purpose or purposes for which the meeting is called.

     If any meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting. If a new record date for the adjourned meeting is or must be fixed pursuant to North Carolina law, notice of the adjourned meeting must be given as provided in this Section to persons who are shareholders as of the new record date.

     Section 6.  Waiver of Notice.  Any shareholder may waive notice of any
     ---------   ----------------
meeting before or after the meeting. The waiver must be in writing, signed by the shareholder, and delivered to the Savings Bank for inclusion in the minutes or filing with the corporate records. A shareholder's attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or the shareholder's proxy at the beginning of the meeting objects to holding the meeting or transacting business thereat, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

     Section 7.  Voting List.  Before each meeting of shareholders, an
     ---------   -----------
alphabetical list of the shareholders entitled to notice of such meeting shall be prepared by the Secretary of the Savings Bank. The list shall be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the Savings Bank for the period beginning two (2) business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder or the agent or attorney of any shareholder at any time prior to the meeting during regular business hours and at any time during the meeting or any adjournment thereof.

     Section 8.  Voting Group.  All shares of one or more classes or series that
     ---------   ------------
under the Savings Bank's articles of incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the Savings Bank's articles of incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the Savings Bank's articles of incorporation or specifically required by law.

     Section 9.  Quorum.  Shares entitled to vote generally as a single voting
     ---------   ------
group or as a separate voting group may take action on a matter at the meeting of shareholders only if a quorum of those shares is present at the meeting. A majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter.

     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of a majority of the votes cast on the motion to adjourn; and at any adjourned meeting any business may be transacted which might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

     Section 10. Proxies.  Shares may be voted either in person or by one or
     ----------  -------
more agents authorized by a written proxy executed by the shareholder or by the shareholder's duly authorized attorney-in-fact. A proxy shall not designate as a holder any corporation or partnership including any person acting on behalf of any corporation or partnership, or any person other than a living natural person. However, a proxy may designate the holder of a specified title or office, if a natural person, or a committee composed solely of natural persons, including a committee composed of the Board of Directors of the Savings Bank.

     Section 11. Voting of Shares.  Subject to the provisions of the Savings
     ----------  ----------------
Bank's articles of incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Except in the election of directors as provided in Section 3 of Article III, if a quorum exists, action on a matter by a voting group at a meeting of shareholders is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or the Savings Bank's articles of incorporation or these Bylaws.

     Section 12. Informal Action by Shareholders.  Any action which may be
     ----------  -------------------------------
taken at a meeting of shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and delivered to the Secretary of the Savings Bank for inclusion in the minutes or filing with the corporate records.

     If the Savings Bank is required by law to give notice to nonvoting shareholders of action to be taken by unanimous written consent of the voting shareholders, then the Savings Bank shall give the nonvoting shareholders, if any, written notice of the proposed action at least ten (10) days before the action is taken.


                                 ARTICLE III.

                                   DIRECTORS
                                   ---------

     Section 1.  General Powers.  The business and affairs of the Savings Bank
     ---------   --------------
shall be managed by the Board of Directors or by such Executive Committee as the Board may establish.

     Section 2.  Number, Term and Qualifications.  The number of Directors of
     ---------   -------------------------------
the Savings Bank shall be no less than five (5) and no more than nine (9), with the exact number to be fixed from time to time by the Board of Directors. Each Director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor shall have been elected and qualified.

     Section 3.  Election of Directors.  Except as provided in Section 5 of this
     ---------   ---------------------
Article III, the directors shall be elected at the annual meeting of shareholders, and those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected. If any shareholder so demands, election of directors shall be by ballot. At all times when the number of directors shall be nine (9) or more, the Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, and each class shall be elected for staggered terms of three (3) years or until successors are duly elected and qualified.

     Section 4.  Removal.  Any director may be removed at any time with or
     ---------   -------
without cause by a vote of shareholders holding a majority of the votes entitled to be cast at an election of the directors. If any directors are so removed, new directors may be elected at the same meeting.

     Section 5.  Vacancies.  Any vacancy occurring in the Board of Directors,
     ---------   ---------
including without limitation a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders, a majority of the remaining directors, though less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall be elected to serve the remaining term of the director replaced, or if a director is not elected to replace a previously elected director, the new director shall be elected to serve until the next shareholders' meeting at which directors are elected. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

     Section 6.  Compensation.  The Board of Directors may provide for the
     ---------   ------------
compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.

                                  ARTICLE IV.

                             MEETINGS OF DIRECTORS
                             ---------------------

     Section 1.  Regular Meetings.  A regular meeting of the Board of Directors
     ---------   ----------------
shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

     Section 2.  Special Meetings.  Special meetings of the Board of Directors
     ---------   ----------------
may be called by or at the request of the President, Vice President acting in his absence or incapacity, or any three Directors, upon notice either in person or by mail. Such meetings shall be held either within or without the State of North Carolina as fixed by the person or persons calling any such meeting.

     Section 3.  Notice of Meetings.  The applicable provisions of North
     ---------   ------------------
Carolina law shall govern meetings of the Board of Directors, notice of meetings, waiver of notice, quorums and actions of the Board of Directors.

     Section 4.  Quorum.  A majority of the number of directors shall constitute
     ---------   ------
a quorum for the transaction of business at any meeting of the Board of Directors.

     Section 5.  Manner of Acting.  Except as otherwise provided in these
     ---------   ----------------
Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 6.  Presumption of Assent.  A director of the Savings Bank who is
     ---------   ---------------------
present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Savings Bank immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 7.  Informal Action by Directors.  Action taken by the directors
     ---------   ----------------------------
without a meeting is nevertheless Board action if written consent to the action is signed by all the directors and filed with the minutes of the proceedings of the Board or other corporate records, whether done before or after the actions are taken.


                                  ARTICLE V.

                                   OFFICERS
                                   --------

     Section 1.  Officers of the Savings Bank.  The officers of the Savings Bank
     ---------   ----------------------------
shall consist of a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, except the offices of President and Secretary, but no officer may act in any more than one capacity where action of two or more officers is required.

     Section 2.  Election and Term.  The officers of the Savings Bank shall be
     ---------   -----------------
elected by the Board of Directors. Such election may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor is elected and qualified.

     Section 3.  Removal.  Any officer or agent elected or appointed by the
     ---------   -------
Board of Directors may be removed by the Board whenever in its judgment the best interests of the Savings Bank will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4.  President.  The President shall be the principal executive
     ---------   ---------
officer and managing officer of the Savings Bank and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the Savings Bank. He or she shall sign, with the Secretary, an Assistant Secretary, or with any other proper officer authorized by the Board of Directors and whose signature is required, certificates for shares of the Savings Bank and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Savings Bank, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors or these Bylaws to some other officer or agent of the Savings Bank; and, in general, he or she shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 5.  Vice Presidents.  In the absence of the President or in the
     ---------   ---------------
event of his death, inability or refusal to act, the Vice Presidents, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President, with any other proper officer whose signature is required, may sign certificates for shares of the Savings Bank and shall perform such other duties as from time to time may be assigned to him or her by the President or Board of Directors.

     Section 6.  Secretary.  The Secretary shall: (a) keep the minutes of the
     ---------   ---------
meetings of shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Savings Bank and see that the seal of the Savings Bank is affixed to all documents the execution of which on behalf of the Savings Bank under its seal is duly authorized; (d) have general charge of the stock transfer books of the Savings Bank and shall keep, at the registered or principal office of the Savings Bank a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each; (e) be authorized, with any other proper officer, to sign certificates for shares of the Savings Bank and shall sign such other instruments as may require the Secretary's signature; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

     Section 7.  Assistant Secretaries.  In the absence of the Secretary or in
     ---------   ---------------------
the event of his or her death, inability or refusal to act, the Assistant Secretaries, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. Any Assistant Secretary, with any other proper officer, may sign certificates for shares of the Savings Bank. They shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Board of Directors.

     Section 8.  Treasurer.  The Treasurer shall:  (a) have charge and custody
     ---------   ---------
of and be responsible for all funds and securities of the Savings Bank; receive and give receipts for money due and payable to the Savings Bank from any source whatsoever, and deposit all such moneys in the name of the Savings Bank in such depositories as shall be selected by the Board of Directors of the Savings Bank;
(b) have authority, with any other proper officer, to sign certificates for shares of the Savings Bank; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors, or by these Bylaws.

     Section 9.  Assistant Treasurers.  In the absence of the Treasurer or in
     ---------   --------------------
the event of his or her death, inability or refusal to act, the Assistant Treasurers, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. Any Assistant Treasurer, with any other proper officer, may sign certificates for shares of the Savings Bank. They shall perform such other duties as may be assigned to them by the Treasurer, by the President, or by the Board of Directors.


                                  ARTICLE VI.

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

     Section 1.  Contracts.  The Board of Directors may authorize any officer or
     ---------   ---------
officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the Savings Bank, and such authority may be general or confined to specific instances.

     Section 2.  Loans.  No loan shall be contracted on behalf of the Savings
     ---------   -----
Bank and no evidences of indebtedness shall be issued in its name unless authorized by Article VI of these Bylaws or authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3.  Checks and Drafts.  All checks, drafts or other orders for the
     ---------   -----------------
payment of money issued in the name of the Savings Bank shall be signed by such President or such other officer or officers, agent or agents of the Savings Bank and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4.  Deposits.  All funds of the Savings Bank not otherwise employed
     ---------   --------
shall be deposited from time to time to the credit of the Savings Bank in such depositories as the Board of Directors shall direct.

                                 ARTICLE VII.

                               DEPOSIT ACCOUNTS
                               ----------------

     Section 1.  Classes of Deposit Accounts.  The Savings Bank may issue as
     ---------   ---------------------------
many classes of deposit accounts as the Board of Directors shall establish, subject to such regulations and limitations as the Administrator of the Savings Institutions Division of the North Carolina Department of Commerce and the Federal Deposit Insurance Corporation may prescribe. Such classes of deposit accounts may include passbook accounts, certificate accounts, NOW accounts, trust accounts, demand accounts and such other accounts as are permitted by law. The minutes of the meetings of the Board of Directors of the Savings Bank shall define each class of deposit account being offered to the public and shall show all changes made in the class or classes of deposit accounts available to the customers of the Savings Bank.

     Section 2.  Withdrawals.  The Savings Bank shall have the right to pay the
     ---------   -----------
withdrawal value of its deposit accounts at any time upon written application therefor and to pay the holders thereof the withdrawal value thereof. Upon receipt of a written application from any holder of a deposit account of all or any part of the withdrawal value thereof, the Savings Bank shall within thirty
(30) days pay the amount requested. If the Savings Bank is unable to pay all withdrawals requested at the end of thirty (30) days from the date of such requests, it shall then pay all withdrawals requested in accordance with the applicable provisions of the General Statutes of North Carolina, as amended, and the regulations of the Federal Deposit Insurance Corporation. Holders of deposit accounts for which application for withdrawal has been made shall remain holders of deposit accounts until paid and shall not become creditors.

     When a certificate or agreement between the Savings Bank and the account holder specifies a particular period of time for notice of withdrawals, withdrawals shall be made in accordance with such certificate or agreement.

     Section 3.  Forced Retirement.  If so provided in the deposit account
     ---------   -----------------
contract, the Savings Bank may redeem all or any part of its deposit accounts which have not been pledged as security for loans. The Savings Bank shall give at least thirty (30) days notice of such redemption by certified mail addressed to the holder of each deposit account at his or her last address as recorded on the books of the Savings Bank. The Savings Bank may not redeem any of its deposit accounts when it has any request for withdrawal which has been on file and unpaid for more than thirty (30) days. Also, the Savings Bank may not redeem any fixed-term deposit accounts which have not matured. The redemption price of each deposit account redeemed shall be the full value thereof, as determined by the Board of Directors, but in no event shall the redemption price be less than the withdrawal amount of such deposit accounts. If notice of redemption is duly given and sufficient funds are available for such redemption, interest shall cease to accrue on the deposit account as of the redemption date. After the redemption date all rights with respect to the deposit account shall terminate, except for the right of the deposit account holder to receive the redemption price thereof without interest.

     Section 4.  New Account Books.  The Savings Bank may issue a new account
     ---------   -----------------
book or certificate, or other evidence of ownership of a deposit account, in the name of the holder of record at any time when requested by such holder or his or her legal representative upon proof satisfactory to the Savings Bank that the original account book or certificate has been lost or destroyed. Such proof of loss shall ordinarily include a written verification by the holder or his or her legal representative that the account book or certificate has been lost or destroyed and the account has not been pledged or assigned. Such new account book or certificate shall expressly state that it is issued in lieu of the one lost or destroyed and that the Savings Bank shall in no way be liable thereafter on account of the original book or certificate. When issuing such a new account book or certificate, the Savings Bank may, at its option, require the holder of record to give to the Savings Bank a bond in such sum as it may direct, or such other indemnification as it may dictate, in order to indemnify the Savings Bank against any loss that might result from the issuance of the new account book, certificate, or other evidence of ownership of a deposit account.


                                 ARTICLE VIII.

                             LOANS AND INVESTMENTS
                             ---------------------

     Section 1.  General Lending Authority.  Funds of the Savings Bank shall be
     ---------   -------------------------
loaned in compliance with the General Statutes of North Carolina, the regulations promulgated by the Administrator of the Savings Institutions Division of the North Carolina Department of Commerce and applicable federal statutes and regulations, and in such sums and at such times as the Board of Directors may determine.

     Section 2.  Manner of Making Loans.  The Board of Directors shall establish
     ---------   ----------------------
and maintain procedures by which loans are to be considered, approved, and made by the Savings Bank. Such loan procedures may be amended by resolution of the Board of Directors.

     The Board of Directors may establish a Loan Committee to implement the Board's loan procedures and to consider and approve loans.

     The Board of Directors may designate one or more of the Savings Bank's officers to serve as Loan Officers. Such Loan Officers shall have authority to approve loans as determined by the Board.

     All actions taken on loan applications to the Savings Bank shall be reported to the Board of Directors at its meeting next following such actions.

     Section 3.  Appraisals.  The Board of Directors shall cause all loans
     ---------   ----------
secured by real estate to be appraised and approved as provided by law.


                                  ARTICLE IX.

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER
                  ------------------------------------------

     Section 1.  Certificate For Shares.  If the shares of the Savings Bank are
     ---------   ----------------------
represented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors and shall be signed by the President or any Vice President and either the Secretary or an

Assistant Secretary or the Treasurer or an Assistant Treasurer. All certificates for shares shall be numbered consecutively or otherwise identified and shall indicate thereon a reference to any and all restrictive conditions of said shares. Certificates representing shares of the Savings Bank may be issued to every shareholder for the fully paid shares owned thereby; the name and address of the persons to whom they are issued, the number of shares, and the date of issue shall be entered on the stock transfer books of the Savings Bank. If the shares are not represented by certificates, then within a reasonable time after issuance or transfer of such shares, the Savings Bank shall deliver to the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

     Section 2.  Transfer of Shares.  If the shares are represented by
     ---------   ------------------
certificates, transfer of shares shall be made on the stock transfer books of the Savings Bank only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by such shareholder's duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued. If the shares are not represented by certificates, transfer of shares shall be made on the stock transfer books of the Savings Bank only upon the furnishing of proper evidence of authority to transfer by the holder of record thereof or such shareholder's duly authorized agent, transferee or legal representative. Transfer of shares may be restricted by an agreement of the shareholder(s).

     Section 3.  Fixing Record Date.  The Board of Directors of the Savings Bank
     ---------   ------------------
may fix a date selected by it as the record date for one or more voting groups in order to determine (a) the shareholders entitled to notice of a meeting of shareholders, (b) the shareholders entitled to demand a special meeting, if any,
(c) the shareholders entitled to vote, or (d) the shareholders entitled to take any other action. A record date fixed under this Section may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

     A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty
(120) days after the date fixed for the original meeting.

     If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

     Section 4.  Lost Certificates.  The Board of Directors may authorize the
     ---------   -----------------
issuance of a new share certificate in place of a certificate theretofore issued by the Savings Bank claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board shall require the claimant to give the Savings Bank a bond in such sum as the Board may direct to indemnify the Savings Bank against loss from any claim with respect to the certificate claimed to have been lost or destroyed; provided, however, that the Board, by resolution reciting the circumstances justifying such action, may authorize the issuance of the new certificate without requiring such a bond.

     Section 5.  Holder of Record.  Except as otherwise required by law, the
     ---------   ----------------
Savings Bank may
treat as the absolute owner of shares and as the person exclusively entitled to receive notification and distributions, to vote and otherwise to exercise the rights, powers, and privileges of ownership of such shares, the person in whose name the shares stand of record on its books.

     Section 6.  Reacquired Shares.  Shares of the Savings Bank that have been
     ---------   -----------------
issued and thereafter reacquired by the Savings Bank shall constitute authorized but unissued shares.


                                  ARTICLE X.

                              GENERAL PROVISIONS
                              ------------------

     Section 1.  Distributions.  The Board of Directors from time to time may
     ---------   -------------
authorize, and the Savings Bank may pay, distributions and share dividends on the Savings Bank's outstanding shares in the manner and upon the terms and conditions provided by law and by the Savings Bank's articles of incorporation.

     Section 2.  Seal.  The corporate seal of the Savings Bank shall consist of
     ---------   ----
two concentric circles between which is the name of the Savings Bank and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Savings Bank.

     Section 3.  Indemnity.  In addition to any indemnification required or
     ---------   ---------
permitted by law, and except as otherwise provided in these Bylaws, any person who at any time serves or has served as a director, officer, employee, partner, trustee or agent of the Savings Bank and any such person who serves or has served at the request of the Savings Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Savings Bank to the full extent allowed by applicable law against liability and litigation expense arising out of such status or activities in such capacity. "Liability and litigation expense" shall include costs and expenses of litigation (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement which are actually and reasonably incurred in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals.

     Promptly after the final disposition or termination of any matter which involves liability or litigation expense as described above or at such earlier time as it sees fit, the Savings Bank shall determine whether any person described in this Section 3 is entitled to indemnification thereunder. Such determination shall be limited to the following issues: (i) whether the persons to be indemnified are persons described in this Section 3, (ii) whether the liability or litigation expense incurred arose out of the status or activities of such persons as described in this Section 3, (iii) whether liability was actually incurred and litigation expense was actually and reasonably incurred, and (iv) whether the indemnification requested is not permitted by applicable law. Such determination shall be made by a majority vote of directors who were not parties to the action, suit or proceeding (or, in connection with "threatened" actions, suits or proceedings, who were not "threatened parties"). If at least two such disinterested directors are not obtainable, or, even if obtainable, if at least half of the number of disinterested directors so direct, such determination shall be made by independent legal counsel in written opinion.

     Litigation expense incurred by a person described in this Section 3 in connection with a matter described in this Section 3 shall be paid by the Savings Bank in advance of the final disposition or termination of such matter, if the Savings Bank receives an undertaking, dated, in writing and signed by the person to be indemnified, to repay all such sums unless such person is ultimately determined to be entitled to be indemnified by the Savings Bank as provided in this Section 3. Requests for payments in advance of final disposition or termination shall be submitted in writing unless this requirement is waived by the Savings Bank.

     Notwithstanding the foregoing, no advance payment shall be made as to any payment or portion of a payment for which the determination is made that the person requesting payment will not be entitled to indemnification. Such determination may be made only by a majority vote of disinterested directors or by independent legal counsel as next provided. If there are not at least two disinterested directors, the notice of all requests for advance payment shall be delivered for review to independent legal counsel for the Savings Bank. Such counsel shall have the authority to disapprove any advance payment or portion of a payment for which it plainly appears that the person requesting payment will not be entitled to indemnification.

     The Savings Bank shall not be obligated to indemnify persons described in this Section 3 for any amounts paid in settlement unless the Savings Bank consents in writing to the settlement. The Savings Bank shall not unreasonably withhold its consent to proposed settlements. The Savings Bank's consent to a proposed settlement shall not constitute an agreement by the Savings Bank that any person is entitled to indemnification hereunder. The Savings Bank shall waive the requirement of this section for its written consent as fairness and equity may require.

     A person described in this Section 3 may apply to the Savings Bank in writing for indemnification or advance expenses. Such applications shall be addressed to the Secretary or, in the absence of the Secretary, to any officer of the Savings Bank. The Savings Bank shall respond in writing to such applications as follows: to a request for indemnity under this Section 3, within ninety days after receipt of the application; to a request for advance expenses under this Section 3, within fifteen days after receipt of the application.

     If any action is necessary or appropriate to authorize the Savings Bank to pay the indemnification required by these Bylaws, the Board of Directors shall take such action, including (i) making a good faith evaluation of the indemnification request, (ii) giving notice to, and obtaining approval by, the shareholders of the Savings Bank, and (iii) taking any other action.

     The right to indemnification or advance expenses provided herein shall be enforceable in any court of competent jurisdiction. A legal action may be commenced if a claim for indemnity or advance expenses is denied in whole or in part, or upon the expiration of the time periods provided above. In any such action, if the claimant establishes the right to indemnification, he or she shall also have the right to be indemnified against the litigation expense (including, without limitation, reasonable attorneys' fees) of such action.

     As provided by N.C. Gen. Stat. (S)55-8-57, the Savings Bank shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Savings Bank, or who is or was serving at the request of the Savings Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Savings Bank has the power to indemnify him against such liability.

     The right to indemnification provided herein shall not be deemed exclusive of any other rights to which any persons seeking indemnity may be entitled apart from the provisions of this bylaw, except there shall be no right to indemnification as to any liability or litigation expense for which such person is entitled to receive payment under any insurance policy other than a directors' and officers' liability insurance policy maintained by the Savings Bank. Such right inures to the benefit of the heirs and legal representatives of any persons entitled to such right. Any person who at any time after the adoption of this bylaw serves or has served in any status or capacity described in this Section 3, shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification hereof shall not affect any rights or obligations then existing. The right provided herein shall not apply as to persons serving institutions which are hereafter merged into or combined with the Savings Bank, except after the effective date of such merger or combination and only as to status and activities after such date.

     If this Article or any portion hereof shall be invalidated on any ground by any court or agency of competent jurisdiction, then the Savings Bank shall nevertheless indemnify each person described in this Section 3 to the full extent permitted by the portion of this Article that is not invalidated and also to the full extent (not exceeding the benefits described herein) permitted or required by other applicable law.

     Section 4.  Fiscal Year.  The fiscal year of the Savings Bank shall be the
     ---------   -----------
twelve-month period which ends on June 30th.

     Section 5.  Amendments.  Except as otherwise provided herein, or required
     ---------   ----------
by law, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors. No bylaw adopted, amended or repealed by the shareholders shall be readopted, amended or repealed by the Board of Directors unless the Savings Bank's articles of incorporation or a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular bylaw or the Bylaws generally.

     The shareholders may amend or repeal these Bylaws even though these Bylaws also may be amended or repealed by the Board of Directors.

Adopted this _____ day of _____________, 1997.



---------------------------------------------
Secretary